Exhibit 10.2

CREDIT AND SECURITY AGREEMENT

DATED AS OF DECEMBER 19, 2012

AMONG

MOHAWK FACTORING, LLC,

AS BORROWER,

MOHAWK SERVICING, LLC,

AS SERVICER,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

THE LIQUIDITY BANKS FROM TIME TO TIME PARTY HERETO,

THE CO-AGENTS FROM TIME TO TIME PARTY HERETO,

AND

SUNTRUST BANK, AS ADMINISTRATIVE AGENT

-i-

-ii-

EXHIBITS AND SCHEDULES

Exhibit I	—	Definitions
EXHIBIT II	—	Form of Borrowing Notice
EXHIBIT III	—	Places of Business of the Loan Parties; Locations of Records; Federal Employer Identification Number(s)
EXHIBIT IV	—	Names of Collection Banks; Collection Accounts
EXHIBIT V	—	Form of Compliance Certificate
EXHIBIT VI	—	Form of Lender Tax Certificates
EXHIBIT VII	—	Credit and Collection Policy
EXHIBIT VIII	—	Form of Monthly Report
EXHIBIT IX	—	Form of Performance Undertaking
EXHIBIT X	—	Form of Reduction Notice
EXHIBIT XI	—	Form of Aggregate Commitment Increase Request
EXHIBIT XII	—	Form of Weekly Report

SCHEDULE A	—	Commitments
SCHEDULE B	—	Closing Documents

-iii-

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT, dated as of December 19, 2012 is entered into by and among:

(a) Mohawk Factoring, LLC, a Delaware limited liability company (“Borrower”),

(b) Mohawk Servicing, LLC, a Delaware limited liability company (“Mohawk Servicing”), as initial Servicer (the “Servicer”, and together with the Borrower, the “Loan Parties” and each, a “Loan Party”),

(c) SunTrust Bank, as a non-conduit lender (together with its successors, “SunTrust” or a “Non-Conduit Lender”),

(d) Victory Receivables Corporation, a Delaware corporation (together with its successors, “Victory” or a “Conduit”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, in its capacity as a Liquidity Bank to Victory (together with its successors, “BTMU” or “Victory’s Liquidity Bank” and together with Victory, the “BTMU Group”),

(e) Working Capital Management Co., LP, a Delaware limited partnership (together with its successors, “WCM” or a “Conduit”), and Mizuho Corporate Bank, Ltd., in its capacity as a Liquidity Bank to WCM (together with its successors, “Mizuho” or “WCM’s Liquidity Bank” and together with WCM, the “Mizuho Group”),

(f) The issuers of Commercial Paper from time to time party hereto (together with their respective successors, individually, a “Conduit” and collectively with Victory and WCM the “Conduits”) and the financial institutions acting in the capacity of a Liquidity Bank to such other Conduits (together with such financial institutions’ successors and such Conduit, a “Group” and collectively with the BTMU Group and the Mizuho Group, the “Groups”),

(g) SunTrust Bank, in its capacity as agent for SunTrust, as a Non-Conduit Lender (together with its successors and assigns in such capacity, the “SunTrust Agent” or a “Co-Agent”), The Bank of Tokyo-Mitsubishi UFG, Ltd., New York Branch, in its capacity as agent for the BTMU Group (together with its successors and assigns in such capacity, the “BTMU Agent” or a “Co-Agent”), Mizuho Corporate Bank, Ltd., in its capacity as agent for the Mizuho Group (together with its successors and assigns in such capacity, the “Mizuho Agent” or a “Co-Agent”) and any other agent for a Group or a Non-Conduit Lender from time to time party hereto (together with their respective successors, individually a “Co-Agent” and collectively with the SunTrust Agent, the BTMU Agent and the Mizuho Agent the “Co-Agents”), and

(h) SunTrust Bank, as agent for the Co-Agents and the Lenders (together with its successors and assigns hereunder, the “Administrative Agent” and together with the Co-Agents, the “Agents”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders provide to it a trade receivables securitization facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

THE ADVANCES

Section 1.1. Credit Facility. (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date upon receipt of a copy of each Borrowing Notice from the Administrative Agent pursuant to Section 1.2, each of the Co-Agents for a Group which includes a Conduit shall determine whether its Conduit will fund a Loan in an amount equal to its Group’s Percentage of the requested Advance specified in such Borrowing Notice. In the event that a Conduit (or its Co-Agent) elects not to make any such Loan to Borrower, the applicable Co-Agent shall promptly notify the Borrower and the Administrative Agent and, unless the Borrower cancels such Borrowing Notice, each of such Conduit’s Liquidity Banks severally agrees to make its Pro Rata Share of its Group’s Percentage of such Loan to Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of such Conduit’s and such Conduit’s Liquidity Banks’ Loans outstanding exceed the lesser of (i) the aggregate amount of such Conduit’s Liquidity Banks’ Commitments, and (ii) such Conduit’s Group’s Percentage of the Borrowing Base (such lesser amount, the “Conduit Allocation Limit”).

(b) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date upon receipt of a copy of each Borrowing Notice from Borrower, each Non-Conduit Lender agrees to make its Percentage of the requested Advance to Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of such Non-Conduit Lender’s Loans outstanding exceed the lesser of (i) the aggregate amount of such Non-Conduit Lender’s Commitment, and (ii) such Non-Conduit Lender’s Percentage of the Borrowing Base (such lesser amount, the “Non-Conduit Lender Allocation Limit”).

(c) Each of the Advances, and all other Obligations, shall be secured by the Collateral as provided in Article XIII.

(d) Borrower may, upon at least 10 Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part, ratably in accordance with each Non-Conduit Lender’s Percentage and each Group’s Percentage, the unused portion of the Aggregate Commitment; provided that each partial reduction of the Aggregate Commitment shall be in an amount equal to $5,000,000 per Non-Conduit Lender and Group (or a larger integral multiple of $1,000,000 per Non-Conduit Lender and Group if in excess thereof).

Section 1.2. Advances. Borrower shall provide the Administrative Agent with at least one (1) Business Day’s prior notice in a form set forth as Exhibit II hereto of each Advance, provided such notice is received by the Administrative Agent no later than 12:00 noon (New York City time) on such Business Day (each, a “Borrowing Notice”). Any Borrowing Notice received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day shall be deemed to be received by the Administrative Agent on the next succeeding Business Day. Upon receipt, the Administrative Agent shall promptly provide each such Borrowing Notice to the other Co-Agents hereunder. Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 per Non-Conduit Lender or Group or a larger integral multiple of $100,000 per Non-Conduit Lender or Group) and the Borrowing Date (which, in the case of any Advance after the initial Advance hereunder, shall only be on a Settlement Date). If a Conduit declines to make its Group’s Percentage of a proposed Advance, the Borrower may cancel the applicable Borrowing Notice. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, the applicable Conduit (or the applicable Conduit’s Liquidity Banks) and each Non-Conduit Lender, as applicable, shall make the proceeds of its Loan comprising such Non-Conduit Lender’s Percentage or Group’s Percentage of such requested Advance available to the Administrative Agent Account in immediately available funds on the proposed Borrowing Date. In accordance with Section 1.6(b), the Administrative Agent shall deposit to the Facility Account, in immediately available funds, on such Borrowing Date, an amount equal to (i) in the case of a Conduit, such Conduit’s Group’s Percentage of the principal amount of the requested Advance (or if such Conduit declines to make its Group’s Percentage of the requested Advance, for each Liquidity Bank in such Group, each Liquidity Bank’s Pro Rata Share of such Group’s Percentage of the principal amount of the requested Advance) or (ii) in the case of a Non-Conduit Lender, such Non-Conduit Lender’s Percentage of the principal amount of the requested Advance.

Section 1.3. Reduction. Except as provided in Section 1.4, Borrower shall provide the Administrative Agent with prior written notice in conformity with the Required Notice Period in the form attached hereto as Exhibit X hereto (a “Reduction Notice”) delivered no later than 2:00 p.m. (New York City time) of any proposed reduction of Aggregate Principal. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Principal to be reduced which shall be in an amount that is at least $1,000,000 and in increments of $100,000 thereafter and which shall be applied ratably in accordance with each Non-Conduit Lender’s Percentage or each Group’s Percentage of such reduction (the “Aggregate Reduction”). Only one (1) Reduction Notice with respect to any Proposed Reduction Date shall be outstanding at any time.

Section 1.4. Deemed Collections; Borrowing Limit. (a) If on any day:

(i) the Outstanding Balance of any Receivable is reduced by the Servicer as a result of any defective or rejected goods or services or any other adjustment by any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory charge, or

(ii) the Outstanding Balance of any Receivable is reduced or canceled by the Servicer as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) the Outstanding Balance of any Receivable is reduced by the Servicer on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

(v) any of the representations or warranties of Borrower set forth in Section 5.1(h), (i), (o), (p) and (q) were not true when made with respect to any Receivable,

then, on such day, Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Monthly Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

(b) Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If, on any Business Day, (i) a Borrowing Base Deficit shall exist, (ii) the Aggregate Principal shall exceed the Aggregate Commitment, (iii) the aggregate outstanding principal amount of the Loans from any Group exceeds such Group’s Conduit Allocation Limit, or (iv) the aggregate outstanding principal amount of the Loans from any Non-Conduit Lender exceeds such Non-Conduit Lender’s Non-Conduit Lender Allocation Limit, Borrower shall prepay such Loans by wire transfer to the Administrative Agent received not later than 12:00 noon (New York City time) on the next succeeding Business Day after the earlier of the date on which (i) notice has been given to the Borrower by the Administrative Agent of such occurrence or (ii) a Responsible Officer of the Borrower shall have knowledge thereof, in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid (as allocated by the Administrative Agent), such that after giving effect to such payment (i) the Aggregate Principal does not exceed the Borrowing Limit, (ii) no Borrowing Base Deficit shall exist, (iii) the Aggregate Principal does not exceed the Aggregate Commitment, and (iv) the applicable Non-Conduit Lender’s Percentage or Group’s Percentage of the Aggregate Principal is less than or equal to the applicable Non-Conduit Lender Allocation Limit or Group’s Conduit Allocation Limit. The Administrative Agent shall forward all such amounts received from the Borrower to the accounts of the applicable Co-Agents.

Section 1.5. Payment Requirements. All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender they shall be paid to the Administrative Agent Account and the Administrative Agent shall forward such payment to the applicable Co-Agent Account, for the account of such Lender, until otherwise notified by the Administrative Agent. All computations of CP Costs, Interest at the LIBO Rate, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computation of Interest at the Base Rate or Default Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days elapsed If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.6. Ratable Loans; Funding Mechanics; Liquidity Funding. (a) Each Advance hereunder shall consist of one or more Loans made by a Non-Conduit Lender, the Conduits and/or the applicable Liquidity Banks.

(b) Each Lender funding any Loan shall wire transfer the principal amount of its Loan to the Administrative Agent Account in immediately available funds not later than 12:00 noon (New York City time) on the applicable Borrowing Date and, subject to the Administrative Agent’s receipt of such Loan proceeds, the Administrative Agent shall wire transfer any such funds received from a Lender to the Facility Account not later than 2:00 p.m. (New York City time) on such Borrowing Date.

(c) While it is the intent of each Conduit to fund each requested Advance through the issuance of its respective Commercial Paper, the parties acknowledge that if any Conduit is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit shall assign or put all or any portion of its Loans to its Liquidity Banks at any time to finance or refinance the necessary portion of its Loans. Each Liquidity Funding shall accrue Interest at the Alternative Rate. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by a Conduit or the sale of one or more participations in a Loan made by a Conduit, each Liquidity Bank in such Conduit’s Group participating in a Liquidity Funding shall have the rights of a “Lender” hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.

(d) Nothing herein shall be deemed to commit any Conduit to make Loans.

Section 1.7. Increase in Aggregate Commitment.

(a) Increases. The Borrower may, on any Business Day prior to the Facility Termination Date, increase the Aggregate Commitment by delivering a request substantially in the form attached as Exhibit XI hereto (each, an “Aggregate Commitment Increase Request”) or in such other form as may be acceptable to the Administrative Agent at least ten (10) Business Days prior to the desired effective date of such increase (the “Aggregate Commitment Increase”) identifying an additional Lender (or additional Commitments for existing Lender(s)), which additional Lender(s) shall be reasonably acceptable to the Administrative Agent, and the amount of its Commitment (or additional amount of the existing Lender Commitment(s)); provided, however, that (i) any increase of the Aggregate Commitment to an amount in excess of $700,000,000 will require the approval of all Lenders, (ii) any incremental increase of the Aggregate Commitment shall be in an amount not less than $25,000,000, (iii) no Unmatured Amortization Event or Amortization Event shall have occurred and be continuing at the time of the request or the effective date of the Aggregate Commitment Increase, (iv) such Aggregate Commitment Increase shall not be prohibited by the terms of the Parent Credit Agreement, and (v) all conditions precedent to the making of any Loan contained in Section 6.2 hereof shall be satisfied immediately after giving effect to such Aggregate Commitment Increase. The effective date of an Aggregate Commitment Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, each Person becoming a Lender, and any Lender increasing its Commitment, in connection with an Aggregate Commitment Increase, shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) purchase from the other Lenders its Percentage (determined with respect to the Lenders’ respective Commitments and after giving effect to such Aggregate Commitment Increase) of any outstanding Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of Loans to be purchased by such Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment Agreements and, except as otherwise provided in the immediately following subsection (b), no documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments. The Borrower agrees to pay any reasonable expenses of the Administrative Agent and the Lenders relating to any Aggregate Commitment Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

(b) Incremental Amendments. Commitments in respect of Aggregate Commitment Increases shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Transaction Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 1.7.

Section 1.8. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.1.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent or the applicable Co-Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder;

second, as the Borrower may request (so long as no Amortization Event exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement;

fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Agent or Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement;

fifth, so long as no Amortization Event exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and

sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the

Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) For any period during which a Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Unused Fee (as such term is defined in the Fee Letter).

(b) If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Percentage share (in the case of a Non-Conduit Lender) or their Pro Rata Share of their Group’s Percentage (in the case of a Liquidity Bank), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) If any Lender is a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.1), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) such Lender shall have received payment of an amount equal to its outstanding Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); and

(ii) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(d) With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Commitment of a Defaulting Lender, and in such event the provisions of this Section 1.8 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, any Agent or any other Lender may have against such Defaulting Lender.

ARTICLE II

PAYMENTS AND COLLECTIONS

Section 2.1. Payments. Borrower hereby promises to pay:

(a) the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;

(b) the fees set forth in the Fee Letter and the Administrative Agent Fee Letter on the dates specified therein;

(c) all accrued and unpaid Servicing Fees on each Settlement Date;

(d) all accrued and unpaid Interest and CP Costs on each Settlement Date;

(e) all Broken Funding Costs and Indemnified Amounts upon demand.

Section 2.2. Collections Prior to Amortization; Demand for Payment of Certain Demand Advances. (a) On each Settlement Date prior to the Amortization Date, the Servicer shall deposit to the Administrative Agent Account, for distribution to the applicable Lenders (or their respective Co-Agent), the applicable Percentage of a portion of the Collections received by it during the preceding Settlement Period (after deduction of its Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:

first, ratably to each Group or Non-Conduit Lender in accordance with their respective Percentages, as applicable, to the payment of all invoiced accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing to the applicable Non-Conduit Lender, Conduit and/or Liquidity Bank,

second, ratably to each Group or Non-Conduit Lender in accordance with their respective Percentages, as applicable, to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing to the applicable Non-Conduit Lender, Group or their respective Co-Agent, third, to the payment of all accrued and unpaid fees under the Administrative Agent Fee Letter (if any) that are then due and owing to the Administrative Agent,

fourth, if required under Section 1.3 or 1.4, to the ratable reduction of the applicable Non-Conduit Lender’s or Group’s Percentage of the Aggregate Principal, and

fifth, for the ratable payment of all other unpaid Obligations, if any, that are then due and owing to such Non-Conduit Lender, Group, its Co-Agent or the related Indemnified Parties.

The balance, if any, shall be transferred to Borrower or otherwise in accordance with Borrower’s instructions. Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2(a), shall be shared ratably (within each priority) among the applicable Co-Agent and its related Non-Conduit Lender or, if applicable, among the applicable Co-Agent and the Lenders in its Group, in each case, in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

(b) If the Collections are insufficient to pay the Obligations specified above on any required date of payment, the Borrower shall make demand for repayment of any outstanding Demand Advances in an aggregate amount equal to the lesser of (i) the amount of such shortfall in Collections, and (ii) the aggregate outstanding principal balance of the Demand Advances, together with all accrued and unpaid interest thereon.

Section 2.3. Demand for Payment of Demand Advances on Amortization Date; Collections Following Amortization. (a) On the Amortization Date, the Borrower hereby agrees to make demand for payment of all Demand Advances, together with all accrued and unpaid interest thereon, in an amount up to the outstanding balances of such Demand Advances, but not to exceed the then outstanding Obligations.

(b) On the Amortization Date and on each day thereafter, to the extent the Obligations have not otherwise been paid, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Amortization Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent at the direction of any Co-Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the applicable Co-Agent Account the applicable Non-Conduit Lender’s Percentage or Group’s Percentage of the amounts set aside pursuant to the preceding two sentences, and (ii) apply such amounts to reduce the Obligations as follows:

first, to the reimbursement of the applicable Non-Conduit Lender’s or Group’s Percentage share of the Administrative Agent’s reasonable costs incurred in connection with the collection of amounts due under this Agreement and enforcement of this Agreement, second, to the payment of all accrued and unpaid fees under the Administrative Agent Fee Letter (if any) that are then due and owing to the Administrative Agent,

third, ratably to each Group or Non-Conduit Lender in accordance with their respective Percentages, as applicable, to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing to the applicable Non-Conduit Lender, Group or their respective Co-Agent, fourth, ratably to each Group or Non-Conduit Lender in accordance with their respective Percentages, as applicable, to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing to the applicable Non-Conduit Lender, Group or their respective Co-Agent, fifth, to the ratable reduction of such Non-Conduit Lender’s or Group’s Percentage of the Aggregate Principal,

sixth, for the ratable payment of all other unpaid Obligations that are then due and owing to such Non-Conduit Lender, Group, its Co-Agent or the related Indemnified Parties, and seventh, after the Obligations have been indefeasibly reduced to zero, to Borrower.

Collections applied to the payment of Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3(b), shall be shared ratably (within each priority) among the Agents and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

Section 2.4. Payment Rescission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Co-Agent Account (in each case for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding.

ARTICLE III

COMMERCIAL PAPER FUNDING

Section 3.1. CP Costs. Borrower shall pay CP Costs with respect to the principal balance of the Loans from time to time outstanding. Each Loan of a Conduit that is funded substantially with Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by such Conduit and funded substantially with related Commercial Paper on such day.

Section 3.2. Calculation of CP Costs. As soon as practicable, and not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, each Conduit (or its Co-Agent) shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify Administrative Agent of such aggregate amount, which notice shall include a reasonably detailed description of such calculations. Upon receipt of such information, the Administrative Agent shall promptly (an in no event, later than the 2nd Business Day immediately preceding each Monthly Reporting Date) notify the Borrower of the CP Costs applicable to all CP Rate Loans for the Calculation Period most recently ended.

Section 3.3. CP Costs Payments. On each Settlement Date, Borrower shall pay to the Administrative Agent Account (for the benefit of each Conduit (or their respective Co-Agent)) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Loans for the Calculation Period then most recently ended in accordance with Article II. Promptly upon receipt, the Administrative Agent shall forward to each Co-Agent Account, such Co-Agent’s respective share of the CP Costs so received.

Section 3.4. CP Costs Following Amortization Event. From and after the occurrence of an Amortization Event under Section 9.1(a) or (g), or in the case of any other Amortization Event, at the written direction of the Administrative Agent or the Required Lenders, any Conduit Funding shall accrue Interest at the Default Rate and shall cease to be CP Loans.

ARTICLE IV

NON-CONDUIT LENDER AND LIQUIDITY FUNDING

Section 4.1. Non-Conduit Lender Funding and Liquidity Funding. Prior to the occurrence of an Amortization Event, the outstanding principal balance of each Non-Conduit Lender Funding and each Liquidity Funding shall accrue interest for each day during its Interest Period at the Alternative Rate in accordance with the terms and conditions hereof. If the applicable Liquidity Banks acquire by assignment from the applicable Conduit any Loan pursuant to the applicable Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

Section 4.2. Interest Payments. On the Settlement Date for each Non-Conduit Lender Funding and each Liquidity Funding, Borrower shall pay to the Administrative Agent Account (for the benefit of the Non-Conduit Lenders and the Liquidity Banks (or their respective Co-Agent)) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Non-Conduit Lender Funding and Liquidity Funding in accordance with Article II. Promptly upon receipt, the Administrative Agent shall forward to each Co-Agent Account, such Co-Agent’s respective share of the Interest so received.

Section 4.3. Suspension of the LIBO Rate. (a) If any Non-Conduit Lender or Liquidity Bank (or its respective Co-Agent) notifies the Administrative Agent and the Borrower that it has reasonably determined that (i) funding its Non-Conduit Lender Funding or its Pro Rata Share of its Group’s Percentage of a Liquidity Funding, as applicable, at the LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, (ii) deposits of a type and maturity appropriate to match fund its Non-Conduit Lender Funding or Liquidity Funding, as applicable at the LIBO Rate are not available or (iii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Non-Conduit Lender Funding or a Liquidity Funding, as applicable, then the Administrative Agent shall promptly notify the Borrower thereof and Loans from such Non-Conduit Lender or Liquidity Bank shall no longer bear interest based on the LIBO Rate but instead shall accrue interest at the Base Rate plus the Applicable Margin until such Non-Conduit Lender or such Liquidity Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon the occurrence thereof).

(b) If a Non-Conduit Lender or if less than all of the Liquidity Banks of any applicable Group (or their Co-Agent) gives notice to the Administrative Agent pursuant to Section 4.3(a), such Non-Conduit Lender or each Liquidity Bank which gave such a notice shall be obliged, at the request of Borrower, the applicable Conduit in the case of a Liquidity Bank or the Administrative Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank in its Group in the case of a Liquidity Bank or (ii) another funding entity nominated by Borrower, the applicable Conduit or the Administrative Agent (which in the case of a funding entity nominated by a Conduit or the Administrative Agent, shall be reasonably acceptable to the Borrower) that is an Eligible Assignee willing to participate in this Agreement through the Facility Termination Date in the place of such notifying Non-Conduit Lender or Liquidity Bank; provided that (i) the notifying Non-Conduit Lender or Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (ii) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b).

Section 4.4. Interest Following Amortization Event. From and after the occurrence of an Amortization Event under Section 9.1(a) or (g), or in the case of any other Amortization Event, at the written direction of the Administrative Agent or the Required Lenders, any Liquidity Funding, Conduit Funding or Non-Conduit Lender Funding shall accrue Interest at the Default Rate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself, as of the date hereof, and except for representations and warranties that are limited to a certain date, as of the date of each Advance and as of each Settlement Date that:

(a) Existence and Power. Such Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction

Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, No Contravention. The execution, delivery and performance by such Loan Party of each Transaction Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Adverse Claim under (i) any material provision of any security issued by such Person or of any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound (except as created hereunder) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(c) Governmental Authorization; Other Consent. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Agreement or any other Transaction Document to which it is a party (other than such notices or filings required hereunder or thereunder).

(d) Binding Effect. This Agreement has been, and each other Transaction Document, when delivered hereunder, will have been, duly executed and delivered by such Loan Party that is party thereto. This Agreement constitutes, and each other Transaction Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party that is a party thereto, enforceable against such Loan Party that is party thereto in accordance with its terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar Laws affecting the enforcement of creditors’ rights generally.

(e) Accuracy of Information; No Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of such Loan Party or any of its Affiliates to the Agents or the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document (other than information of a general economic or general industry nature), as and when furnished and taken as a whole with all such reports, financial statements, certificates and other information previously furnished, contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projections, such Loan Party makes only those representations set forth in the last sentence of this Section. Since September 30, 2012, there has been no event or circumstance (including, without limitation, any casualty event), either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Any projections delivered by such Loan Party or any of its Affiliates to the Agents or the Lenders to the have been prepared in light of the past operations of the businesses of such Loan Party or Affiliate, as applicable and are based upon estimates and assumptions stated therein, all of which such Loan Party or Affiliate, as applicable has determined to be reasonable in light of then current conditions and current facts and reflect the good faith and reasonable estimates of such Loan Party or Affiliate, as applicable of the future financial performance of such Loan Party or Affiliate, as applicable of the other information projected therein for the periods set forth therein (it being understood that actual results may differ from those set forth in such projections).

(f) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Loan Party overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against such Loan Party or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect.

(g) No Amortization Event. No Amortization Event has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

(h) Good Title. Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created hereby. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable and the Related Security to the extent such interest can be perfected by filing a financing statement under the UCC.

(i) Perfection. This Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Secured Parties) security interest in the Collateral to the extent that a security interest therein may be perfected by filing a financing statement under the UCC.

(j) Collections. The conditions and requirements set forth in Section 7.1(l) have at all times since the date of this Agreement been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV hereto. Borrower has not granted any Person, other than the Administrative Agent as contemplated by and subject to this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event; provided, however, that nothing herein shall be deemed to preclude Borrower from granting Servicer access to the Lock-Boxes and Collection Accounts for purposes consistent with the terms of the Servicing Agreement and this Agreement prior to delivery of the Collection Notices and the appointment of a successor Servicer.

(k) Margin Regulations; Use of Proceeds; Investment Company Act. Such Loan Party is not engaged or will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Advance hereunder will be used for a purpose that violates, or would be inconsistent with Section 7.2(e) of this Agreement from time to time. Such Loan Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(l) Compliance with Law. Such Loan Party is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Invoice related thereto, does not violate any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), except where such violation is not reasonably likely to have a Material Adverse Effect.

(m) Names. Places of Business and Locations of Collection Records. From the date of its formation through the date of this Agreement, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Collection Records are located at the address(es) listed on Exhibit III hereto or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III hereto.

(n) Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and since the Initial Cutoff Date (as defined in the Receivables Sale Agreement) has not made or consented to any material change to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified and, if required under Section 7.1(b)(iii), granted its prior written consent.

(o) Payments to Applicable Originator. With respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.

(p) Enforceability of Receivables. Each Receivable represents a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance thereof and any accrued interest and other Finance Charges thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(q) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

(r) Borrowing Limit. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, no Borrowing Base Deficit exists, each Group’s Percentage of the Aggregate Principal is less than or equal to such Group’s Conduit Allocation Limit and each Non-Conduit Lender’s Percentage of the Aggregate Principal is less than or equal to such Non-Conduit Lender’s Non-Conduit Lender Allocation Limit, as applicable.

(s) Accounting. The manner in which Borrower accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis with respect to transfers between the Originators and Borrower pursuant to the Receivables Sale Agreement.

(t) Solvency. Such Loan Party and its Subsidiaries (taken as a whole) are Solvent.

(u) Taxes. There is no proposed tax assessment against such Loan Party that could reasonably be expected to have a Material Adverse Effect.

(v) OFAC. Neither such Loan Party nor (to the knowledge of such Loan Party) any Affiliate of such Loan Party: (a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Entities, or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, in each case, that would constitute a violation of applicable Laws. The proceeds of any Advance will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, in each case, that would constitute a violation of applicable Laws.

(w) ERISA. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Tax Code and other Federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Tax Code has either (i) received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Tax Code or an application for such a letter is currently being processed by the Internal Revenue Service or (ii) is maintained under a prototype or volume submitter plan and may rely upon a favorable opinion or advisory letter issued by the Internal Revenue Service with respect to such prototype or volume submitter plan. To the knowledge of the Loan Parties, nothing has occurred that could reasonably be expected to prevent or cause the loss of such tax-qualified status.

(ii) Except as has not resulted or could not reasonably be expected to result in a Material Adverse Effect (i) there are no pending or, to the knowledge of the Loan Parties or any ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or Pension Plan; (ii) no Loan Party nor any ERISA Affiliate has engaged in a non-exempt “prohibited transaction”, (as defined in Section 406 of ERISA and Section 4975 of the Code), in connection with any Plan or Pension Plan, that could reasonably subject any Loan Party to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code; and (iii) there has been no violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect: (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) the Loan Parties and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the next valuation date; (iv) neither Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which are delinquent; and (v) neither Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to become subject to Section 4069 or Section 4212(c) of ERISA.

(iv) Neither Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan on the date hereof.

Section 5.2. Liquidity Bank Representations and Warranties. Each Liquidity Bank hereby represents and warrants to the Agents, the Conduits and the Loan Parties that:

(a) Existence and Power. Such Liquidity Bank is a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under the applicable Liquidity Agreement.

(b) No Conflict. The execution and delivery by such Liquidity Bank of this Agreement and the applicable Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets other than pursuant to the Transaction Documents.

(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Liquidity Bank of this Agreement or the applicable Liquidity Agreement and the performance of its obligations hereunder or thereunder.

(d) Binding Effect. Each of this Agreement and the applicable Liquidity Agreement constitutes the legal, valid and binding obligation of such Liquidity Bank enforceable against such Liquidity Bank in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). This Agreement and the applicable Liquidity Agreement have been duly authorized, executed and delivered by such Liquidity Bank, and is and will remain part of the permanent records of each Liquidity Bank.

ARTICLE VI

CONDITIONS OF ADVANCES

Section 6.1. Conditions Precedent to Initial Advance. The initial Advance under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement, and (b) the Administrative Agent shall have received, for the benefit of itself and the Lenders, all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

Section 6.2. Conditions Precedent to All Advances. Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Administrative Agent on or prior to the date thereof all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) in the event of a change in law that affects the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral or a change in circumstances that materially and adversely affects the Receivables after the date of this Agreement, the Administrative Agent shall have received such other opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be) as though made on and as of such date; provided, that with respect to those contained in Sections 5.1(a), (e), (f), (l), (u) and (w), the determination of whether any Material Adverse Effect has occurred as set forth therein shall be made solely by Borrower, in its reasonable, good faith judgment;

(ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event; and

(iii) after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit.

ARTICLE VII

COVENANTS

Section 7.1. Affirmative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent:

(i) Annual Reporting. As soon as available, but in any event within 90 days after the end of each fiscal year of the Performance Guarantor (or, if earlier, 10 Business Days after the date required to be filed with the SEC), (A) a consolidated balance sheet of the Performance Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards or the standards of the Public Company Accounting Oversight Board (or any entity succeeding to its principal functions), as applicable, and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and accompanied by a report containing management’s discussion and analysis of such financial statements for the fiscal year then ended; and (B) analogous unaudited balance sheets and statements of earnings for Borrower, certified by one of its Responsible Officers.

(ii) Quarterly Reporting. As soon as available, but in any event within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Performance Guarantor (commencing with the fiscal quarter ending March 30, 2013) (or, if earlier, 10 Business Days after the date required to be filed with the SEC), (A) a consolidated balance sheet of the Performance Guarantor and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Performance Guarantor’s fiscal year then ended, and the related consolidated statements of cash flows for the portion of the Performance Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Performance Guarantor as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Performance Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and (B) analogous unaudited balance sheets and statements of earnings for Borrower, certified by one of its Responsible Officers.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V hereto signed by one of Borrower’s Responsible Officers and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports. Promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Performance Guarantor generally, and copies of all annual, regular, periodic and special reports and material registration statements which the Performance Guarantor may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant to this Agreement.

(v) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or results of operations of such Loan Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Agents and the Lenders under or as contemplated by this Agreement.

Documents required to be delivered pursuant to Section 7.1(a) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Performance Guarantor posts such documents, or provides a link thereto on the Performance Guarantor’s website currently found at http://www.mohawkind.com; or (ii) on which such documents are posted on the Performance Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that reasonably requests the delivery of such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Loan Parties shall notify the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Performance Guarantor shall be required to provide paper copies of the compliance certificates required by Section 7.1(a)(iii) to the Administrative Agent. Except for such compliance certificates, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(b) Notices. Such Loan Party will notify the Administrative Agent in writing of any of the following within one (1) business day of a Responsible Officer of it learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of a Responsible Officer of such Loan Party.

(ii) Material Adverse Effect. The occurrence of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(iii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed change or amendment, and (B) requesting the Administrative Agent’s consent thereto if such proposed change or amendment is reasonably likely to adversely affect the collectability of the Receivables generally or materially decrease the credit quality of newly created Receivables generally.

(iv) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other material communication under or in connection with any other Transaction Document from any Person other than any Agent or any Lender, a copy of the same.

(v) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement

(vi) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Loan Party is a debtor or an obligor.

(vii) Downgrade of Performance Guarantor. Any downgrade in the rating of any Indebtedness of Performance Guarantor by S&P or Moody’s, setting forth the Indebtedness affected and the nature of such change or any instruction by the Performance Guarantor to Moody’s or S&P not to provide a rating for any Indebtedness of Performance Guarantor.

(viii) Appointment and Removal of Independent Manager. The appointment of a new manager of the Borrower as the “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.” The Borrower shall not appoint any Person as the Independent Manager without first confirming such proposed new Independent Manager is acceptable to the Administrative Agent as evidenced in a writing executed by the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

(c) Payment of Taxes and Claims. Such Loan Party will pay and discharge as the same shall become due and payable, (a) all federal and other tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or (ii) the failure to so pay or discharge the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or (b) all lawful claims which, if unpaid, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d) Preservation of Corporate Existence. Such Loan Party will (i) reserve, renew and maintain in full force and effect its legal existence and in good standing or the equivalent thereof (to the extent applicable) under the Laws of the jurisdiction of its organization and (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e) Compliance with Laws. Such Loan Party will comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(f) Keeping and Marking of Records and Books.

(i) Servicer. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Borrower. Borrower will: (A) on or prior to the date hereof, make appropriate notation in its computer files and other books and records relating to the Loans with a notation, reasonably acceptable to the Administrative Agent, describing the Administrative Agent’s security interest in the Collateral and (B) upon the request of the Administrative Agent following the occurrence of an Amortization Event, mark each Contract with a legend or code describing the Administrative Agent’s security interest relating to the Receivables.

(g) Inspection Rights. Such Loan Party will, from time to time during regular business hours as requested by the Administrative Agent upon not less than two (2) Business Days’ prior written notice (unless an Amortization Event has occurred in which case the Administrative Agent may have access on demand without notice), permit the Administrative Agent, or its agents or representatives (and shall cause each Originator to permit the Administrative Agent or its agents or representatives): (i) to examine and make copies of and abstracts from all Collection Records and Other Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Borrower, the Servicer or any Originator having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event has occurred and is continuing, the Loan Parties shall only be responsible for the fees and associated out-of-pocket costs and expenses of one (1) Review in any one period of 12 consecutive months (such fees not to exceed $30,000 per Originator (the “Review Fee Cap”) per Review plus out-of-pocket costs and expenses, it being understood that the Review Fee Cap shall not be applicable if the Loan Parties do not reasonably cooperate with the Administrative Agent (or its agents or representatives) as set forth in this Section 7.1(g) or are otherwise not reasonably prepared for any such Review). So long as no Amortization Event has occurred and is continuing, the Administrative Agent shall provide to the Loan Parties a written estimate of the fees, out-of-pocket costs and expenses of each Review for which the Loan Parties are responsible to pay not less than two (2) Business Days prior to the commencement of any such Review. Following the occurrence of an Amortization Event, the Agents and the Lenders may perform a Review as frequently as the Agents or the Lenders deem necessary and the Loan Parties shall solely be responsible for the fees, out-of-pocket costs and expenses of all such Reviews.

(h) Compliance with Credit and Collection Policy. Such Loan Party will comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(i) Performance and Enforcement of Receivables Sale Agreement. Borrower will perform each of its obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in compliance with the terms thereof, and will diligently enforce each Originator’s obligations under the Receivables Sale Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(j) Ownership. Borrower will (or will cause each Originator to) (i) take all necessary action to establish and maintain, irrevocably, in Borrower all right, title and interest in and to Receivables purchased under the Receivables Sale Agreement together with the associated Related Security, in each case, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect Borrower’s interest in such Receivables and the Related Security (to the extent such ownership interest therein can be perfected by filing UCC financing statements) and such other action to perfect, protect or more fully evidence the interest of Borrower therein as the Administrative Agent may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request, all to the extent such ownership can be perfected by filing UCC financing statements.

(k) Lenders’ Reliance; Separate Identity. Borrower acknowledges that the Agents and the Lenders are relying upon Borrower’s identity as a legal entity that is separate from each Originator and its other Affiliates and agrees to take all reasonable steps to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and its other Affiliates (other than Borrower) and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, so long as this Agreement is in effect, the Borrower shall:

(i) conduct its affairs in strict compliance with Section 3.3 of its Limited Liability Company Agreement as in effect on the date hereof and as thereafter amended with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed),

(ii) maintain at all times Net Worth greater than or equal to the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause Net Worth to be less than the Required Capital Amount,

(iii) hold itself out to the public and conduct its own business in its own name and require that all full-time employees of the Borrower, if any, identify themselves as such and not as employees of the Originators or the Performance Guarantor (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower’s employees);

(iv) compensate all employees, consultants and agents directly, from the Borrower’s own funds, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of the Originators or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between the Borrower and the Originators or such Affiliate, as applicable, on a basis that reflects the services rendered to the Borrower and the Originators or such Affiliate, as applicable;

(v) maintain separate stationery, invoices, checks and other business forms in its own name;

(vi) conduct all transactions with the Originators and the Servicer (including, without limitation, any delegation of its obligations hereunder to the Servicer) strictly on an arm’s-length basis, allocate fairly and reasonably all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Borrower and the Originators or the Servicer on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vii) at all times provide that its business and affairs be managed by its managers and have at least one member that is an Independent Manager;

(viii) observe all organizational formalities as a distinct entity, and ensure that all entity actions relating to (A) the selection, maintenance or replacement of the Independent Manager, (B) the dissolution or liquidation of the Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Borrower, are duly authorized by unanimous vote of its managers (including the Independent Manager);

(ix) maintain the Borrower’s books and records separate and distinct from those of the Originators and any Affiliate thereof and otherwise in such a manner so that the assets of the Borrower are readily identifiable as its own assets rather than assets of the Originators or any Affiliate thereof;

(x) prepare its financial statements separately from those of the Originators and insure that any consolidated financial statements of the Originators or any Affiliate thereof that include the Borrower have notes clearly stating that the Borrower is a separate legal entity and that its assets will be available only to satisfy the claims of the creditors of the Borrower;

(xi) except as herein specifically otherwise provided, maintain the funds and other assets of the Borrower separate from, and not commingled with, those of the Originators or any Affiliate thereof and only maintain bank accounts or other depository accounts to which the Borrower alone is the account party, into which the Borrower alone makes deposits and from which the Borrower alone (or the Administrative Agent hereunder) has the power to make withdrawals;

(xii) pay all of the Borrower’s operating expenses from the Borrower’s own assets (except for certain payments by the Originators or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(k)) and pay its own liabilities out of its own funds;

(xiii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement and the other Transaction Documents to which it is a party, (C) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the Originators thereunder for the purchase of Receivables from the Originators under the Receivables Sale Agreement, and (D) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(xiv) maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Formation in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.1(k);

(xv) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent;

(xvi) maintain its entity separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(xvii) operate its business and activities such that it (A) does not hold itself out as having agreed to guarantee or be obligated for the debts of either Originator or any Affiliate thereof, (B) does not hold out its credit as being available to satisfy the obligations of either Originator or any Affiliate thereof and (C) has not pledged assets for the benefit of either Originator or any Affiliate thereof; and

(xviii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Alston & Bird LLP as counsel for the Borrower, in connection with the closing or initial Loan under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times; and

(xix) maintain its organizational documents in conformity with this Agreement, such that its organizational documents, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Administrative Agent of the replacement or appointment of any manager that is to serve as an Independent Manager for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that the Borrower certify that the designated Person satisfied the criteria set forth in the definition herein of Independent Manager and the Administrative Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of Independent Manager.

(l) Collections. Each Loan Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times, to a Collection Account Agreement that is in full force and effect; provided, that with respect to any Collection Account marked with an asterisk on Exhibit IV hereto, the Loan Parties shall have 120 days after the Closing Date (or such longer period as all of the Lenders may agree to in their sole discretion) to cause a Collection Account Agreement in favor of the Administrative Agent to be executed with respect to such Collection Accounts or to cause all Collections previously flowing to any such Collection Account to be sent to a Collection Account that is subject to a Collection Account Agreement, provided, further, that the failure to satisfy the foregoing proviso shall not cause an Amortization Event hereunder but shall clause any Receivable that pays into any such Collection Account marked with an asterisk on Exhibit IV hereto to fail to constitute an Eligible Receivable hereunder pursuant to clause (xxii) of such definition. If any new Lock-Boxes or Collection Accounts are established after the date of this Agreement, in addition to compliance with the foregoing clause (2), such Loan Party will promptly provide the Administrative Agent with copies of an updated Exhibit IV to this Agreement (and upon such delivery such Exhibit shall be deemed to be amended accordingly notwithstanding anything in Section 14.1 hereof to the contrary). In the event any payments relating to the Collateral are remitted directly to any Loan Party or any Affiliate of such Loan Party, such Loan Party will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Loan Party will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement; provided, however, that nothing herein shall be deemed to preclude Borrower from granting Servicer access to the Lock-Boxes and Collection Accounts for purposes consistent with the terms of the Servicing Agreement and this Agreement prior to delivery of the Collection Notices.

(m) Payment to Applicable Originator. With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in accordance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

Section 7.2. Negative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

(a) Name Change, Jurisdiction of Organization, Offices and Collection Records. Such Loan Party will not, and will not authorize any Originator to, change its name or jurisdiction of organization or relocate any office where Collection Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days’ prior written notice thereof (or such shorter period as may be acceptable to the Administrative Agent) and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by any Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(a), such Loan Party will not, and will not authorize any Originator to, add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account (other than a direction to remit payment to another Lock-Box or Collection Account already subject to a Collection Account Agreement), unless the Administrative Agent shall have received, at least ten (10) days (or such shorter period as may be acceptable to the Administrative Agent) before the proposed effective date therefor, (i) written notice of such addition, termination or change, and (ii) a Collection Account Agreement with respect to any new Lock-Box or Collection Account; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that complies with this clause (ii).

(c) Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not authorize any Originator to, make any change to the Credit and Collection Policy that is reasonably likely to materially adversely affect the collectability of the Receivables generally or materially decrease the credit quality of newly created Receivables generally. The Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, its interest in any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.

(e) Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, (ii) paying its ordinary and necessary operating expenses when and as due, (iii) making Restricted Junior Payments to the extent permitted under this Agreement and (iv) making loans to Mohawk Resources at any time so long as no Amortization Event or Unmatured Amortization Event exists and is continuing.

(f) Termination Date Determination. Borrower will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to any Originator in respect thereof prior to the Final Payout Date, without the prior written consent of the Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g) Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth would be less than the Required Capital Amount.

(h) Borrower Indebtedness. Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations, and (ii) other current accounts payable arising in the ordinary course of business.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

Section 8.1. Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Mohawk Servicing is hereby designated as, and shall have the rights and agrees to perform the duties and obligations of, the initial Servicer pursuant to the terms of the Servicing Agreement, subject to the provisions of this Agreement. Borrower may, at any time upon thirty (30) days (or such shorter period as may be acceptable to the Administrative Agent) prior written notice to the Administrative Agent, designate any other direct or indirect Subsidiary of the Performance Guarantor as a successor Servicer. The Co-Agents may at any time following the occurrence of an Amortization Event (other than an Amortization Event described in paragraphs (f), (g) or (j)(ii) solely to the extent relating to a Material Subsidiary that is not a Loan Party) designate as Servicer any Person to succeed Mohawk Servicing or any successor Servicer. To the extent that the Servicer’s obligations under this Agreement are inconsistent with its obligations under the Servicing Agreement, the terms of this Agreement shall govern and control.

(b) Mohawk Servicing may delegate, and Mohawk Servicing hereby advises the Lenders and the Agents that it has delegated, to the Originators, as sub-servicers of the Servicer and to the Performance Guarantor, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables originated by such Originator. Without the prior written consent of the Agents and the Required Lenders, Mohawk Servicing shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) the Originators, (iii) the Performance Guarantor, and (iv) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Neither Borrower nor any Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by Mohawk Servicing. If at any time the Co-Agents shall designate as Servicer any Person other than Mohawk Servicing, all duties and responsibilities theretofore delegated by Mohawk Servicing to Borrower or the Originators may, at the discretion of the Co-Agents, be terminated forthwith on notice given by the Co-Agents to Mohawk Servicing and to Borrower and the Originators.

(c) Notwithstanding the foregoing subsection (b), Mohawk Servicing shall be and remain primarily liable for the full and prompt performance of all duties and responsibilities of the Servicer pursuant to the Servicing Agreement and this Agreement. Mohawk Servicing, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

Section 8.2. Certain Duties of Servicer. (a) From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(c) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Lenders under this Agreement except to the extent payment is received thereon from the Originator pursuant to the Receivables Sale Agreement.

(d) If demanded by the Administrative Agent following an Amortization Event, the Servicer shall deliver or make available to the Administrative Agent all such Collection Records or duplicates thereof, at a place selected by the Administrative Agent, provided that such Collection Records will be available for use by Borrower, the Performance Guarantor and their Affiliates for reasonable use in their respective businesses. The Servicer shall, as soon as practicable following receipt thereof, turn over to Borrower any cash collections or other cash proceeds received not constituting Receivables. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.

(e) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3. Collection Notices. The Administrative Agent is authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Administrative Agent, for the benefit of the Agents and the Lenders, exclusive ownership and control of each Lock-Box and Collection Account; provided, however, that Borrower shall retain the right to direct the disposition of funds from each Lock-Box and Collection Account until the Administrative Agent delivers the applicable Collection Notice in accordance with the first sentence of this Section 8.3. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Borrower’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Amortization Event, to enforce the Receivables and the Related Security, and (iii) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower and applied against the Obligations.

Section 8.4. Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent on behalf of the Co-Agents and the Lenders of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. Neither the Agents nor the Lenders shall have any obligation with respect to any Receivable or related Contracts to perform the obligations of Borrower that give rise to such Receivable.

Section 8.5. Monthly Reports. The Servicer shall prepare and forward, or cause to be prepared and forwarded, to the Administrative Agent (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (ii) at such times as the Administrative Agent may reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables; provided, however, upon a downgrade of the rating of the Performance Guarantor below “BB” by S&P or “Ba2” by Moody’s, the Administrative Agent or the Required Lenders may request that the Servicer prepare and forward a weekly report on the third Business Day of each calendar week in the form attached hereto as Exhibit XII. Upon request of the Administrative Agent, the Servicer will provide the Administrative Agent with copies of all reports received by the Servicer from each Originator promptly upon receipt of the same.

Section 8.6. Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, the Lenders hereby agree to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on each Settlement Date. The Servicing Fee specified in this Section 8.6 shall be in lieu of the fee payable to Mohawk Servicing pursuant to the Servicing Agreement.

ARTICLE IX

AMORTIZATION EVENTS AND REMEDIES

Section 9.1. Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) (i) the Borrower shall fail to make any payment of principal when due, or (ii) the Performance Guarantor or any Loan Party shall fail to make any other payment or deposit required to be made by it under this Agreement or any other Transaction Document when due and, for any such payment or deposit which is not in respect of principal, such failure continues for five (5) consecutive Business Days.

(b) Any representation, warranty, certification or written statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

(c) (i) Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due, or any covenant contained in Section 7.1(b) (other than Section 7.1(b)(vii)) within three (3) Business Days after the same is due, or (ii) any Originator shall fail to perform or observe any covenant contained in Section 4.1(b) of the Receivables Sale Agreement within three (3) Business Days after the same is due.

(d) Performance Guarantor or any Loan Party shall fail to perform or observe any other covenant or agreement applicable to it under any Transaction Document to which it is party and such failure shall continue for thirty (30) consecutive days after the earlier of (i) the date a Responsible Officer of the Performance Guarantor or of such Loan Party first obtains actual knowledge of such failure or non-performance and (ii) receipt by the Borrower of notice of non-performance from the Administrative Agent.

(e) Failure of Borrower to pay any Indebtedness (other than the Obligations) when due (taking into account any grace or cure period) or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity or results in the acceleration of such Indebtedness; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(f) (i) The Performance Guarantor or any of its Restricted Subsidiaries (other than the Borrower) fails to (A) make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any

Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) observe or perform any other agreement or condition relating to such Indebtedness or Guarantee referred to in the immediately preceding clause (A) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(ii) There occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Performance Guaranty or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Performance Guaranty or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than $50,000,000.

(g) Any of the Performance Guarantor, any Loan Party or any Restricted Subsidiary that is a Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, examiner, rehabilitator or similar officer for it or for all or any material part of its property; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(h) As at the end of any Calculation Period:

(i) the three-month rolling average Delinquency Ratio shall exceed 3.0%,

(ii) the three-month rolling average Default Ratio shall exceed 2.75%,

(iii) the three-month rolling average Non-Contractual Dilution Ratio shall exceed 6.5%, or

(iv) the three-month rolling average Days Sales Outstanding shall exceed 55;

(i) A Change of Control shall occur.

(j) There is entered against a Loan Party, the Performance Guarantor or a Restricted Subsidiary that is a Material Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the $50,000,000 (to the extent not covered by independent, third-party insurance as to which the applicable insurer has not disputed, denied or failed to acknowledge coverage), or (ii) any one or more nonmonetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

(k) The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement; or without the Administrative Agent’s prior written consent, Borrower shall consent to any assignment by an Originator of its rights or obligations under the Receivables Sale Agreement other than to any other Originator or to the surviving entity in a merger or consolidation of an Originator with any other Person who is or is to become an Originator after giving effect to such merger or consolidation; or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

(l) Any Transaction Document shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Loan Party or any Originator (in each case, with respect to such Transaction Document to which it is a party) or the Administrative Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority security interest in the Collateral.

(m) Either (i) the Aggregate Principal exceeds the Aggregate Commitment or (ii) a Borrowing Base Deficit exists, and such condition remains unremedied for one (1) Business Day after the earlier of the date on which (i) notice has been given to the Borrower by the Administrative Agent of such occurrence or (ii) a Responsible Officer of the Borrower shall have knowledge thereof.

(n) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

(o) Any breach shall occur of any financial covenant set forth in Section 7.12 of the Parent Credit Agreement as in effect on the date hereof (as amended by any amendment or waiver to the Parent Credit Agreement executed by Lenders that at the time of such amendment or waiver were party to the Parent Credit Agreement and that at such time constituted the Required Lenders, in which case the Parent Credit Agreement shall be deemed to have been amended or waived for purposes of this Amortization Event by such amendment or waiver).

(p) A material adverse change occurs with regard to the Servicer’s operations or policies, which would make it unlikely, adversely effect, or prevent Servicer from performing its obligations under the Transaction Documents to which it is a party.

Section 9.2. Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of the Required Lenders (or their respective Co-Agents) shall, take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party, provided, however that upon the occurrence of an Amortization Event described in Section 9.2(g) with respect to any Loan Party or the Performance Guarantor, the Amortization Date shall automatically occur without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party and the Aggregate Commitment shall terminate, (ii) deliver the Collection Notices to the Collection Banks, (iii) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral, (iv) direct that a Conduit Funding, Liquidity Funding or Non-Conduit Lender Funding accrue Interest at the Default Rate in accordance with Sections 3.4 and 4.4, as applicable, and (v) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws. Additionally, upon the occurrence and during the continuation of an Amortization Event (other than an Amortization Event described in paragraphs (f), (g) or (j)(ii) solely to the extent relating to a Material Subsidiary that is not a Loan Party), the Administrative Agent may, or upon the direction of the Required Lenders (or their respective Co-Agents) shall, replace the Person acting as Servicer.

The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X

INDEMNIFICATION

Section 10.1. Indemnities by the Loan Parties. Without limiting any other rights that any Agent or any Lender may have hereunder or under applicable law, (A) Borrower hereby agrees to indemnify (and pay upon demand to) each Agent, each Non-Conduit Lender, each Conduit, each of the Liquidity Banks and each of their respective officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, Indemnified Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against and actually paid or actually incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against and actually paid or actually incurred by any of them arising out of the Servicer’s activities as Servicer hereunder and under the Servicing Agreement excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of any Indemnified Party;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of any Event of Bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) Indemnified Amounts to the extent the same arise out of or result from claims of one or more Indemnified Parties against another Indemnified Party,

provided, however, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Indemnified Parties to Borrower or Servicer for amounts otherwise specifically provided to be paid by either such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or the Servicer) relating to or resulting from:

(i) any representation or warranty made by any Loan Party or any Originator (or any of their respective officers on behalf of any such Person) under or in connection with any Transaction Document to which they are parties, or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by any Loan Party or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of any Loan Party or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement, the Receivables Sale Agreement or the Servicing Agreement;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) any Collections received, directly or indirectly by an Originator (or its agent) which are not promptly remitted to Borrower;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement, the Receivables Sales Agreement or the Servicing Agreement, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any failure of Borrower to acquire and maintain ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder);

(x) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Secured Parties a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xi) the failure to have filed or to have maintained effective financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable domestic or foreign laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

(xii) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2. Increased Cost and Reduced Return. If any Affected Entity shall be charged any fee, expense or increased cost on account of a Regulatory Change: (i) that subjects any Affected Entity to any Tax, duty or other charge or withholding on or with respect to any Funding Agreement or an Affected Entity’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Affected Entity of any amounts payable under any Funding Agreement (except for (a) changes in the rate of Tax on the overall revenues or net income of an Affected Entity and (b) Excluded Taxes) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Entity, or credit extended by an Affected Entity pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to an Affected Entity of performing its obligations under a Funding Agreement, or to reduce the rate of return on an Affected Entity’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by an Affected Entity under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, Borrower shall pay to such Co-Agent, for the benefit of the relevant Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise compensate such Affected Entity for such increased cost or such reduction. Each Affected Entity will promptly notify the applicable Co-Agent, and such Co-Agent will promptly thereafter notify Borrower, of any event of which it has knowledge, occurring after the date such Affected Entity first became entitled to the benefits of this Section, which will entitle such Affected Entity to compensation pursuant to this Section and will, if possible, designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Affected Entity, be otherwise materially disadvantageous to such Affected Entity. A certificate of any Affected Entity claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder and showing in reasonable detail the calculation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Affected Entity may use any reasonable averaging and attribution methods previously disclosed in writing to Borrower.

Section 10.3. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Transaction Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Transaction Document shall deliver to Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, any Lender shall deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or the Administrative Agent), but in each case only to the extent such Lender is legally entitled to do so, whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming eligibility for benefits of an income tax treaty to which the United States is a party, duly completed copies of Internal Revenue Service Form W-8BEN (or successor form),

(ii) duly completed copies of Internal Revenue Service Form W-8ECI (or successor form),

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Tax Code, (x) a certificate substantially in the form of Exhibit VI-A to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Tax Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Tax Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Tax Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or successor form), or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a certificate substantially in the form of Exhibit VI-B or Exhibit VI-C, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit VI-D on behalf of each such direct and indirect partner;

(v) in the case of a Lender that is a U.S. Person, executed originals of IRS Form W-9, or

(vi) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e) Treatment of Certain Refunds. If any Agent or Lender determines, in its reasonable discretion, that it has received a refund or a foreign tax credit of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such Agent or Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Borrower, upon the request of such Agent or Lender shall repay to such Agent or Lender the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Agent or Lender’s required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any Agent or Lender be required to pay any amount to the Borrower pursuant to this paragraph the payment of which would place such Agent or Lender in a less favorable net aftertax position than such Agent or Lender would have been in if the Tax or Other Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax or Other Tax had never been paid. This paragraph shall not be construed to require any Agent or Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

(e) Indemnification by the Borrower. The Borrower shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(h) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the payment in full of the obligations of Borrower hereunder and the termination of the Aggregate Commitment.

(i) FATCA. If a payment made to any Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Tax Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 10.3(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 10.4. Other Costs and Expenses. Subject to the last sentence of this Section, Borrower shall pay to the Agents and the Conduits on demand all reasonable costs and documented out-of-pocket expenses actually incurred in connection with the preparation, execution, and delivery of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of each Review (subject to the limitations set forth in Section 7.1(d)). Subject to the last sentence of this Section, Borrower shall pay to the Agents on demand any and all reasonable costs and documented out-of-pocket expenses of the Agents and the Lenders, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Notwithstanding anything to the contrary in this Agreement, in the case of payment or reimbursement of fees and expenses of counsel of the Agents, the Conduits and the other Lenders and of auditors for the Agents, the Conduits and the other Lenders, the Borrower’s obligations shall be limited to (i) the reasonable fees and documented out-of-pocket expenses of one counsel for the Administrative Agent, the Conduits and the other Lenders (all taken as one group) and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Conduits and the other Lenders (all taken as one group), and, in the case of actual or reasonably perceived conflicts of interest, where one or more of the Administrative Agent, the Conduits and the other Lenders affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person and (ii) the reasonable fees and documented out-of-pocket expenses of one auditing firm for the Administrative Agent, the Conduits and the other Lenders (all taken as one group).

ARTICLE XI

THE AGENTS

Section 11.1. Authorization and Action. (a) Each member of the BTMU Group hereby irrevocably designates and appoints The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch as BTMU Agent hereunder and under the other Transaction Documents to which the BTMU Agent is a party and authorizes the BTMU Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the BTMU Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Mizuho Group hereby irrevocably designates and appoints Mizuho Corporate Bank, Ltd. as Mizuho Agent hereunder and under the other Transaction Documents to which the Mizuho Agent is a party and authorizes the Mizuho Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Mizuho Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. SunTrust Bank, as Non-Conduit Lender hereby irrevocably designates and appoints SunTrust Bank as SunTrust Agent hereunder and under the other Transaction Documents to which the SunTrust Agent is a party, and authorizes the SunTrust Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the SunTrust Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Non-Conduit Lender or member of any other Group that becomes a party to this Agreement after the date hereof shall designate and appoint an agent and authorize such agent to take such action on its behalf under the provision of the Transaction

Documents, and to exercise such powers and perform such duties as are expressly delegated to such agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders and the Co-Agents hereby irrevocably designates and appoints SunTrust Bank as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Lender and Co-Agent that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

(b) The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except (i) as provided in Section 11.10 and (ii) that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to any of the Loan Parties under the other provisions of this Agreement.

(c) In performing its functions and duties hereunder, (i) the BTMU Agent shall act solely as the agent of the members of the BTMU Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (ii) the Mizuho Agent shall act solely as the agent of the members of the Mizuho Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assign, (iii) the SunTrust Agent shall act solely as the agent of SunTrust, as Non-Conduit Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (iv) the agent for any Non-Conduit Lender or the member of any Group that becomes a party hereto after the date hereof shall act solely as the agent of such Non-Conduit Lender or the members of such Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or their respective successors or assigns, and (v) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.

Section 11.2. Delegation of Duties. Each of the Agents may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3. Exculpatory Provisions. (a) None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Loan Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. None of the Agents shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties. None of the Agents shall be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless such Agent has received notice from Borrower, another Agent or a Lender. Except as expressly set forth in the Transaction Documents, none of the Agents shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Transaction Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.1).

Section 11.4. Reliance by the Agents. (a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lenders or Liquidity Banks in its Group (or its related Non-Conduit Lender, as applicable) as it deems appropriate and it shall first be indemnified to its satisfaction by the Liquidity Banks in its Group (or its related Non-Conduit Lender, as applicable) against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

(b) Any action taken by any of the Agents in accordance with Section 11.4(a) shall be binding upon all of the Agents and the Lenders.

Section 11.5. Non-Reliance on Other Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by such Agent. Each Lender represents and warrants to each Agent that it has and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6. Reimbursement and Indemnification. Each Non-Conduit Lender and each Liquidity Bank agrees to reimburse and indemnify (a) its applicable Co-Agent, (b) the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Percentage of the Obligations or their Pro Rata Share of their Group’s Percentage of the Obligations, as applicable, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which such Agent, acting in its capacity as Agent, is entitled to reimbursement by the Loan Parties hereunder and (ii) for any other expenses incurred by such Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

Section 11.7. Agents in Their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though such Agent were not an Agent hereunder. With respect to the making of Loans pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not an Agent, and the terms “Liquidity Bank,” “Lender,” “Liquidity Banks” and “Lenders” shall include each of the Agents in its individual capacity.

Section 11.8. Conflict Waivers. Each Co-Agent acts, or may in the future act: (i) as administrative agent for such Co-Agent’s Conduit or Non-Conduit Lender, (ii) as issuing and paying agent for such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit’s Commercial Paper and (iv) to provide other services from time to time for such Conduit or Non-Conduit Lender (collectively, the “Co-Agent Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the other Agents and the Lenders hereby acknowledges and consents to any and all Co-Agent Roles and agrees that in connection with any Co-Agent Role, a Co-Agent may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for its Conduit, the giving of notice to the Liquidity Banks in its Group of a mandatory purchase pursuant to the Liquidity Agreement for such Group, and hereby acknowledges that neither the applicable Co-Agent nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than its Conduit) arising out of any Co-Agent Roles.

Section 11.9. UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

Section 11.10. Successor Administrative Agent. The Administrative Agent, upon five (5) days’ notice to the Loan Parties, the other Agents and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by the Required Lenders; provided, however, that SunTrust shall not voluntarily resign as the Administrative Agent so long as the Commitment of SunTrust, as Non-Conduit Lender remains in effect or SunTrust has any outstanding Loans. If the Administrative Agent (other than SunTrust) shall voluntarily resign or be removed as Administrative Agent under this Agreement, then the Required Lenders (other than SunTrust) during such five-day period shall appoint, with the consent of Borrower from among the remaining Liquidity Banks, a successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent, effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Administrative Agent in accordance with this Section 11.10, the retiring Administrative Agent shall execute such UCC-3 or other UCC assignments and amendments, and assignments and amendments of the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS

Section 12.1. Assignments. (a) Each of the Agents, the Loan Parties and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) the Liquidity Banks in its Group and (ii) any other Conduit administered by the Co-Agent with respect to the assignor Conduit.

(b) Any Liquidity Bank may at any time and from time to time assign to one or more Eligible Assignees (each, a “Purchasing Liquidity Bank”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement (an “Assignment Agreement”) executed by such Purchasing Liquidity Bank and such selling Liquidity Bank and in a form reasonably acceptable to the applicable Conduit and the Loan Parties; provided, however, that any assignment of a Liquidity Bank’s rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the applicable Liquidity Agreement. The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment by a Liquidity Bank in such Conduit’s Group. Each assignee of a Liquidity Bank must (i) be an Eligible Assignee and (ii) agree to deliver to the applicable Co-Agent, promptly following any request therefor by the applicable Co-Agent or the applicable Conduit, an enforceability opinion with respect to such Liquidity Bank’s obligations under the Transaction Documents to which such Liquidity Bank would be a party in form and substance satisfactory to such Co-Agent and such Conduit. Upon delivery of an executed Assignment Agreement to the applicable Co-Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under applicable Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and the applicable Liquidity Agreement and shall have all the rights and obligations of a Liquidity Bank hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agents shall be required. The applicable Agent shall give Borrower prior notice of the name of any assignee of a Liquidity Bank in such Co-Agent’s Group and the name(s) of the selling Liquidity Bank(s) and the amounts assigned by each selling Liquidity Bank.

(c) Not in limitation of the Borrower’s rights under Section 12.4, each of the Liquidity Banks agrees that in the event that it shall suffer a Downgrading Event, the applicable Co-Agent shall promptly notify Borrower and such Downgraded Liquidity Bank shall be obliged, at the request of the applicable Conduit, the applicable Co-Agent or Borrower, to (i) collateralize its Commitment and its Liquidity Commitment in a manner acceptable to the applicable Co-Agent, or (ii) use commercially reasonable efforts to assign all of its rights and obligations hereunder and under the applicable Liquidity Agreement to an Eligible Replacement Lender nominated by the applicable Co-Agent or a Loan Party and acceptable to the applicable Conduit and willing to participate in this Agreement and such Liquidity Agreement through the Facility Termination Date in the place of such Downgraded Liquidity Bank; provided that the Downgraded Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank’s Pro Rata Share of such Liquidity Bank’s Group’s Percentage of the Obligations owing to the Liquidity Banks of such Group.

(d) No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Agents and each of the Lenders.

Section 12.2. Participations. Any Non-Conduit Lender or Liquidity Bank may, in the ordinary course of its business at any time sell to one or more Persons (each, a “Participant”) participating interests in its Percentage (or, with respect to a Liquidity Bank, its Pro Rata Share of its Group’s Percentage) of the Aggregate Commitment, its Loans, its Liquidity Commitment or any other interest of such Non-Conduit Lender or Liquidity Bank hereunder or under the applicable Liquidity Agreement. Notwithstanding any such sale by a Non-Conduit Lender or Liquidity Bank of a participating interest to a Participant, such Non-Conduit Lender’s or Liquidity Bank’s rights and obligations under this Agreement and such Liquidity Agreement shall remain unchanged, such Non-Conduit Lender or Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder and under such Liquidity Agreement, and the Loan Parties, the Conduits and the Agents shall continue to deal solely and directly with such Non-Conduit Lender or Liquidity Bank in connection with such Non-Conduit Lender’s or Liquidity Bank’s rights and obligations under this Agreement and the applicable Liquidity Agreement. Each Non-Conduit Lender or Liquidity Bank agrees that any agreement between such Non-Conduit Lender or Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Non-Conduit Lender’s or Liquidity Bank’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 10.2 and 10.3 (subject to the requirements and limitations therein, including the requirements under Section 10.3(d) (it being understood that the documentation required under Section 10.3(d) shall be delivered to the participating Non-Conduit Lender or Liquidity Bank)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.1; provided that such Participant (A) agrees to be subject to the provisions of Sections 12.4 as if it were an assignee under Section 12.1; and (B) shall not be entitled to receive any greater payment under Sections 10.2 or 10.3, with respect to any participation, than its participating Non-Conduit Lender or Liquidity Bank, as the case may be, would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Non-Conduit Lender or Liquidity Bank that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 12.4 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.12 as though it were a Lender. Each Non-Conduit Lender or Liquidity Bank that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Non-Conduit Lender or Liquidity Bank shall have any obligation to disclose all or any port ion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Non-Conduit Lender or Liquidity Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.3. Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Non-Conduit Lender or any Liquidity Bank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Loan and any rights to payment of principal or interest thereon) under this Agreement to secure obligations of such Non-Conduit Lender or Liquidity Bank to a Federal Reserve Bank, without notice to or consent of Borrower, Servicer or any Agent; provided that no such pledge or grant of a security interest shall release a Non-Conduit Lender or Liquidity Bank from any of its obligations hereunder, or substitute any such pledgee or grantee for such Non-Conduit Lender or Liquidity Bank as a party hereto.

Section 12.4. Substitution of Lenders. In the event (a) any Lender is then a Defaulting Lender, (b) a Lender or Agent hereunder is also a lender under the Parent Credit Agreement and such Lender or Agent fails to consent to an amendment or waiver requested under the Parent Credit Agreement at a time when the Required Lenders have approved such amendment or waiver, (c) any Lender requests compensation under Section 10.2, (d) the Borrower is required to pay amount under Section 10.3 to a Lender, (e) any Conduit is then a Downgraded Conduit, (f) any Liquidity Bank that is entitled to receive the Applicable Margin set forth in clause (ii) of the definition of “Applicable Margin” (the “CP Disruption Margin”) during the occurrence of a CP Market Disruption Event does not waive such CP Disruption Margin and elect to receive the Applicable Margin set forth in clause (i) of the definition of “Applicable Margin”, or (g) a Lender that is a Non-Conduit Lender or a Liquidity Bank provides a notice to the Administrative Agent under Section 4.3 (any such Lender referred to in any of clauses (a) through (g) above being hereinafter, together with its related Agent and its related Conduit in its Group (if any) referred to as an “Affected Lender Group”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender Group to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to the members of such Affected Lender Group hereunder and the other Transaction Documents) to an Eligible Replacement Lender specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the members of such Affected Lender Group all monies (together with any Broken Funding Costs computed as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.1 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

ARTICLE XIII

SECURITY INTEREST

Section 13.1. Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security and all proceeds of the foregoing (collectively, the “Collateral”).

Section 13.2. Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent or any other Agent, if applicable, and the Administrative Agent or such other Agent, if applicable, hereby agrees, promptly upon the Final Payout Date to execute and deliver to Borrower a termination of and release of the security interests created under this Agreement and any Collection Account Agreement, together with such UCC termination statements or other documents as may be necessary as reasonably determined by Borrower to terminate, on behalf of itself, the other Agents and the Lenders, the security interest in and Adverse Claim upon the Collateral held by the Administrative Agent, or other Agent, if applicable, for the benefit of the Secured Parties, all at Borrower’s expense. Upon the Final Payout Date, all right, title and interest of the Administrative Agent, the other Agents and the Lenders in and to the Collateral shall terminate. The Secured Parties agree that Borrower shall be authorized to file any UCC financing statements and amendment statements to evidence such termination.

Section 13.3. Excluded Receivables. Each of the Secured Parties hereby authorizes the Administrative Agent or any other Agent, if applicable, and the Administrative Agent or such other Agent, if applicable, hereby agrees, promptly upon written request from Borrower to execute and deliver to Borrower such UCC termination statements or other documents as may be necessary as reasonably determined by Borrower to terminate, on behalf of itself, the other Agents and the Lenders, the security interest in and Adverse Claim upon any Excluded Receivable (as defined in the Receivables Sale Agreement) held by the Administrative Agent, or other Agent, if applicable, for the benefit of the Secured Parties, all at Borrower’s expense.

ARTICLE XIV

MISCELLANEOUS

Section 14.1. Waivers and Amendments. (a) No failure or delay on the part of any Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). The Conduits, Borrower and the Administrative Agent, with the consent of the Required Lenders, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

(i) without the consent of each affected Lender, (A) extend the Facility Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to any Agent for the benefit of the Lenders, (D) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Liquidity Bank’s Pro Rata Share or any Liquidity Bank’s Liquidity Commitment, (E) amend, modify or waive any provision of the definition of Required Lenders or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Interest Reserve,” “Servicing Reserve” or “Required Reserve” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses, or

(ii) without the written consent of any affected Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Liquidity Banks, but with the consent of Borrower, the applicable Co-Agent may direct the Administrative Agent to amend this Agreement solely to add additional Persons as Liquidity Banks hereunder and (ii) the Agents, the Required Lenders and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII or any other provision of this Agreement without the consent of Borrower, provided that such amendment has no negative impact upon Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agents.

(c) Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.

Section 14.2. Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, facsimile transmission, electronic mail or similar writing) and shall be given to the other parties hereto at their respective addresses, facsimile numbers or e-mail address set forth on the signature pages hereof or at such other address, facsimile numbers or e-mail address as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by facsimile or e-mail, upon the receipt thereof, or (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid.

Section 14.3. Ratable Payments. If (a) any Lender, whether by setoff or otherwise, has payment made to such Lender in respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2, 10.3 or 10.4) in a greater proportion than that received by any other Lender in such Lender’s Group entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders in such Lender’s Group so that after such Purchase each Lender in such Group will hold its Pro Rata Share of such Obligations or (b) any Non-Conduit Lender or Group, whether by set off or otherwise, has payment made to such Non-Conduit

Lender or Group (other than payments received pursuant to Section 10.2, 10.3 or 10.4) in a greater proportion than that received by any other Non-Conduit Lender or Group entitled to receive a ratable share of such Obligations, such Non-Conduit Lender or the Lenders in such Group agree, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Non-Conduit Lenders or Groups so that after such purchase each Non-Conduit Lender and each Lender in such Group, taken together, will hold its Percentage of such Obligations; provided that in the case of the preceding clauses (a) and (b), if all or any portion of such excess amount is thereafter recovered from such Lender or Group, as applicable, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4. Protection of Administrative Agent’s Security Interest. (a) Each of Borrower and Servicer agree that from time to time, at the Borrower’s expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that any of the Agents may reasonably request, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Agents or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee.

(b) If any Loan Party or the Performance Guarantor fails to perform any of its obligations hereunder or under the Performance Undertaking, any Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and such Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.4. Borrower irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of Borrower (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.

Section 14.5. Confidentiality. (a) Each of the Loan Parties shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the electronic models and files (including electronic files containing model accounting entries for securitization transactions) provided by the Agents or the Conduits in connection with this Agreement, provided, however, such information may be disclosed to third parties to the extent such disclosure is (i) required to comply with any applicable law (including federal and state securities laws) or order of any judicial or administrative proceeding, or (ii) required in response to any summons or subpoena or in connection with any litigation, provided, further, that such Loan Party informs such person that such information is sensitive, proprietary and confidential. Notwithstanding the foregoing, the Loan Parties shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such Loan Party or its Affiliates.

(b) Each of the Lenders and each of the Agents shall maintain and shall cause each of its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors to maintain the confidentiality of any nonpublic information with respect to the Originators, the Performance Guarantor, the Conduits and the Loan Parties, except that any of the foregoing may disclose such information (i) to any party to this Agreement, (ii) to any provider of a surety, guaranty or credit or liquidity enhancement to any Conduit, (iii) to the outside accountants, attorneys and other advisors of any Person described in clause (i) or (ii) above, (iv) to any prospective or actual assignee or participant of any of the Agents or any Lender, (v) to any rating agency, (vi) to any Commercial Paper dealer, (vii) to any other entity organized for the purpose of purchasing, or making loans secured by, financial assets for which SunTrust, BTMU, Mizuho or one of their respective affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of each of the foregoing, provided that each Person described in the foregoing clause (ii), (iii), (iv), (v), (vi) or (vii) is informed of the confidential nature of such information and, in the case of a Person described in clause (ii) or (iv), agrees in writing to maintain the confidentiality of such information in accordance with this Section 14.5(b); and (viii) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding the foregoing, (x) each Conduit and its officers, directors, employees, investors, potential investors, credit enhancers, outside accountants, attorneys and other advisors shall be permitted to disclose Receivables performance information and details concerning the structure of the facility contemplated hereby in summary form and in a manner not identifying the Originators, Borrower, the Servicer, the Performance Guarantor, or the Obligors to prospective investors in Commercial Paper issued by such Conduit, and (y) the Conduits, the Agents and the Lenders shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs or their respective Affiliates.

(c) Notwithstanding anything to the contrary contained herein or in any other Transaction Document, each of the parties hereto acknowledges and agrees that any Agent or any Conduit, may post to a secured password-protected internet website maintained by such Person in connection with Rule 17g-5 (as defined below) such information as any rating agency may request in connection with the confirming or monitoring its rating of such Conduit’s Commercial Paper or that such Agent or such Conduit may otherwise determine is necessary or appropriate to post to such website in furtherance of the requirements of Rule 17g-5. “Rule 17g-5” shall mean Rule 17g-5 under the Securities Exchange Act of 1934 as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

Section 14.6. Bankruptcy Petition; Excess Funds. (a) Borrower, the Servicer, each Agent, each Non-Conduit Lender and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b) Notwithstanding anything to the contrary contained herein, the obligations of each Conduit under this Agreement shall be solely the corporate or limited liability company obligations of such Conduit and, in the case of obligations of any Conduit other than its Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, such Conduit in excess of funds necessary to pay in full all outstanding Commercial Paper Notes and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) against such Conduit but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11, United States Code (Bankruptcy)) of any such party shall be subordinated to the payment in full of all Commercial Paper Notes of the applicable Conduit Lender. The provisions of this Section 14.6 will survive termination of this Agreement.

Section 14.7. CHOICE OF LAW. THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION DOCUMENTS SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 14.8. CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

Section 14.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.10. Integration; Binding Effect; Survival of Terms. (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any receiver or trustee in bankruptcy appointed for any of the parties or their respective successors and assigns). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

Section 14.11. No Recourse Against the Lender. The obligations of each Lender under this Agreement are solely the obligations of such Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or Transaction Document entered into pursuant hereto or in connection herewith against any member, employee, officer, director, manager, agent or organizer of any Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

Section 14.12 Right of Setoff. During the continuance of an Amortization Event, each Lender is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Lender (including by any branches or agencies of such Lender) to, or for the account of, the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured).

Section 14.13. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.14. Termination. This Agreement shall terminate following the Final Payout Date; provided, however, that the rights and remedies of the Agents, each Indemnified Party and each Lender will survive such termination as and to the extent provided in Section 14.10(b).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Loan Parties hereto have caused this Credit and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof in Wilmington, Delaware, and each of the other parties hereto has caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

MOHAWK FACTORING, LLC, AS BORROWER

By:	/s/ John J. Koach
Name:	John J. Koach
Title:	Secretary and Assistant Treasurer

Address:	Mohawk Factoring, LLC 300 Delaware Avenue, Suite 1273-D Wilmington, Delaware, 19801 Attn: John J. Koach, Secretary and Assistant Treasurer Phone: (302) 576-2843 Fax: (302) 658-4269

With a copy to:

Attn: James T. Lucke, General Counsel Phone: (706) 624-2660 Fax: (706) 624-2483

MOHAWK SERVICING, LLC, AS SERVICER.

By:	/s/ Shailesh Bettadapur
Name:	Shailesh Bettadapur
Title:	Vice President and Treasurer

Address:	Mohawk Servicing, LLC 160 South Industrial Boulevard Calhoun, Georgia 30301 Attn: James T. Lucke, General Counsel Phone: (706) 624-2660 Fax: (706) 624-2483

- Signature Page to Credit and Security Agreement -

VICTORY RECEIVABLES CORPORATION

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

Address:	Victory Receivables Corporation
c/o Global Securitization Services LLC 114 West 47th Street Suite 2310 New York, NY 10036 Attn: Frank Bilotta Phone: (212) 295-2745 Fax: (212) 302-8767

With a copy to:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Securitization Group 1251 Avenue of the Americas, 12th Floor New York, New York 10020 Attn: Aditya Reddy Phone: (212) 782-6957 Fax: (212) 782-6448

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Co-Agent

By:	/s/ Devang Sodha
Name:	Devang Sodha
Title:	Director

Address:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Investment Banking Division for the Americas 1251 Avenue of the Americas, 12th Floor New York, New York 10020 Attention: Richard "Greg" Hurst Telephone: (212) 782-6963 Fax: (212) 782-6448

- Signature Page to Credit and Security Agreement -

WORKING CAPITAL MANAGEMENT CO., L.P., AS CONDUIT

By:	/s/ Shinichi Nochilde
Name:	Shinichi Nochilde
Title:	Attorney-In-Fact

Address:	c/o Mizuho Corporate Bank, Ltd.
1251 Avenue of the Americas 32nd Floor New York, New York 10020 Attention: AFPD / Securitization Telephone: (212) 282-4998 Fax: (212) 282-4105

MIZUHO CORPORATE BANK, LTD., as WCM Liquidity Bank and as Co-Agent

By:	/s/ David E. Lim
Name:	David E. Lim
Title:	Authorized Signatory

Address:	Mizuho Corporate Bank, Ltd. 1251 Avenue of the Americas 32nd Floor New York, New York 10020 Attention: AFPD / Securitization Telephone: (212) 282-4998 Fax: (212) 282-4105

- Signature Page to Credit and Security Agreement -

SUNTRUST BANK, AS A NON-CONDUIT LENDER

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

Address:	SunTrust Bank 3333 Peachtree Road NE 10th Floor East Atlanta, Georgia 30326 Attention: Kyle Shenton Facsimile: (404) 926-5100 Telephone: (404) 926-5490 E-mail: kyle.shenton@suntrust.com

SUNTRUST BANK, as Co-Agent and Administrative Agent

By:	/s/ Michael Peden
Name:	Michael Peden
Title:	Vice President

Address:	SunTrust Bank 3333 Peachtree Road NE 10th Floor East Atlanta, Georgia 30326 Attention: Kyle Shenton Facsimile: (404) 926-5100 Telephone: (404) 926-5490 E-mail: kyle.shenton@suntrust.com

- Signature Page to Credit and Security Agreement -

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Liquidity Bank

By:	/s/ R. Mumick
Name:	R. Mumick
Title:	Director

Address:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Investment Banking Division for the Americas

1251 Avenue of the Americas, 12th Floor

New York, New York 10020

Attention: Richard "Greg" Hurst

Telephone: (212) 782-6963

Fax: (212) 782-6448

- Signature Page to Credit and Security Agreement -

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Non-Contractual Dilution Ratio for the twelve (12) Calculation Periods then most recently ended.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent Account” means the account set up to make and receive payments from and to the Borrower, which, shall initially be the SunTrust Agent’s Account.

“Administrative Agent Fee Letter” means that certain letter agreement dated as of December 19, 2012 between the Borrower and the Administrative Agent.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of a Conduit, or (iii) any bank holding company in respect of any of the foregoing.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” has the meaning set forth in the preamble to this Agreement.

“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Commitments to make Loans hereunder. As of the date hereof, the Aggregate Commitment is $300,000,000.

“Aggregate Principal” means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Agreement” means this Credit and Security Agreement.

“Alternative Rate” means for any day, the rate per annum equal to the sum of (i) the LIBO Rate for an Interest Period of one month, or, if the LIBO Rate is unavailable as provided in Section 4.3, the Base Rate, and (ii) the Applicable Margin.

“Alternative Rate Loan” means, for each Loan of a Non-Conduit Lender or a Liquidity Bank, a Loan which bears interest at the Alternative Rate.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event described in Section 9.1(g) with respect to any Loan Party, any Originator or the Performance Guarantor, (iii) the Business Day specified in a written notice from the Administrative Agent, at the direction of any Co-Agent, following the occurrence of any other Amortization Event, and (iv) the date which is ten (10) Business Days after the Administrative Agent’s receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Applicable Margin” shall mean either (i) 0.75% per annum, or (ii) with respect to any Liquidity Funding made by any Liquidity Bank solely during the occurrence of a CP Market Disruption Event, a per annum rate equal to the “Applicable Rate” for “Eurocurrency Rate Loans” as such terms are defined in the Parent Credit Agreement in effect at such time.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Base Rate” means for any day, the rate per annum equal to the highest as of such day of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half of one percent (0.50%), and (c) the LIBO Rate for an Interest Period of one month plus 1.00%. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

“Base Rate Loan” means, for each Loan of a Non-Conduit Lender or a Liquidity Bank, a Loan which bears interest at the Base Rate.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and minus Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.

“Borrowing Base Deficit” means, on any date of determination, the Aggregate Principal exceeds the Borrowing Base.

“Borrowing Date” means a Business Day on which an Advance is made hereunder.

“Borrowing Limit” means an amount equal to the sum of the Conduit Allocation Limits and the Non-Conduit Lender Allocation Limits.

“Borrowing Notice” has the meaning set forth in Section 1.2.

“Broken Funding Costs” means (a) for a CP Rate Loan which has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) for a CP Rate Loan that a Conduit intends to fund and where such Conduit has issued (or has committed to issue) Commercial Paper in order to fund such CP Rate Loan following receipt of a Borrowing Notice but prior to receiving notice that the Borrower intends to cancel such Borrowing Notice in accordance Section 1.2 (such CP Rate Loan, a “Non-Funded Loan”), (c) for a CP Rate Loan or Alternative Rate Loan which does not become subject to its Percentage of an Aggregate Reduction following the delivery of any Reduction Notice, (d) for a CP Rate Loan which is assigned under the applicable Liquidity Agreement, or (e) for an Alternative Rate Loan which is terminated or reduced prior to the last day of its Interest Period: an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the applicable Co-Agent to relate to such Loan or Non-Funded Loan (as applicable) subsequent to the date of such reduction, withdrawal, assignment or termination (or in respect of clause (c) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan or Non-Funded Loan if such reduction, withdrawal, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan or Non-Funded Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

“BTMU” has the meaning set forth in the preamble to this Agreement.

“BTMU Agent” has the meaning set forth in the preamble to this Agreement.

“BTMU Agent’s Account” means Account Number xxxxxxxxxx in the name of Victory Receivables Corporation at The Bank of Tokyo-Mitsubishi UFJ, Ltd, ABA No. xxxxxxxxxx.

“BTMU Group” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank offering market.

“Calculation Period” means a calendar month or portion thereof which elapses during the term of this Agreement prior to the Final Payout Date. The first Calculation Period shall commence on the date of the initial Advance hereunder. For purposes of the use of this term in other definitions in Exhibit I to this Agreement, Calculation Periods occurring prior to the date of the initial Advance shall mean a fiscal month of Borrower.

“Canadian Currency Reserve” means, on any date of determination, an amount equal to 10% (or such other percentage as reasonably determined with the consent of all of the Lenders based on the results set forth in the most recent Review) of the spot market Dollar-equivalent of all Eligible Receivables that are Canadian Receivables that are denominated in Canadian Dollars and that are otherwise included in the Net Pool Balance.

“Canadian Receivable” means a Receivable owing from an Obligor which, if a natural person, is a resident of Canada, or, if a corporation or other business organization, is organized under the laws of Canada or one of its political subdivisions.

“Canadian Receivable Concentration Limit” means 4% of the Eligible Receivables Balance.

“Canadian Receivables Concentration Balance” means (i) the Eligible Receivables Balance of all Eligible Receivables that are Canadian Receivables minus (ii) the amount of the Canadian Currency Reserve.

“Canadian Receivables Concentration Excess” means the aggregate amount by which the Canadian Receivables Concentration Balance exceeds the Canadian Receivables Concentration Limit.

“Cash Discount” means any reduction in a Receivable due to any cash discount taken by an Obligor.

“Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time

(such right, an “option right”)), directly or indirectly, of 30% or more of the Equity Interests of the Performance Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Performance Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Performance Guarantor cease to be composed of individuals (x) (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors) or (y) who were appointed by the Permitted Holders; or (c) except as otherwise permitted pursuant to the terms of this Agreement, the failure of the Performance Guarantor to, directly or indirectly, own and control 100% of the Equity Interests of any of the Loan Parties.

“Co-Agent” has the meaning set forth in the preamble to this Agreement.

“Co-Agent Account” means the account set up to receive payments for the applicable Group including without limitation, the SunTrust Agent’s Account, the BTMU Agent’s Account and the Mizuho Agent’s Account.

“Collateral” has the meaning set forth in Section 13.1.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, in each case, in the Borrower’s name and subject to a Collection Account Agreement.

“Collection Account Agreement” means an agreement in form reasonably acceptable to the Administrative Agent, Borrower and the applicable Collection Bank giving the Administrative Agent (for the benefit of the Secured Parties) control (as defined in the UCC) over a Collection Account.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form attached to or specified in a Collection Agreement, from the Administrative Agent to a Collection Bank.

“Collection Records” means, with respect to any Receivable, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to amounts paid on or owing in respect of such Receivable.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means short-term promissory notes of any Conduit issued by such Conduit to fund its Loans.

“Commitment” means, (a) for each Liquidity Bank, the commitment of such Liquidity Bank to make its Pro Rata Share of its Group’s Percentage of Loans to Borrower hereunder in the event the applicable Conduit elects not to fund any Advance and (b) for each Non-Conduit Lender, the commitment of such Non-Conduit Lender to make its Percentage of Loans to Borrower hereunder, in either case, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Liquidity Bank’s or Non-Conduit Lender’s name on Schedule A to this Agreement.

“Conduit” has the meaning set forth in the preamble to this Agreement.

“Conduit Allocation Limit” has the meaning set forth in Section 1.1(a).

“Conduit Funding” means any Loan made by a Conduit pursuant to Section 1.1(a).

“Contract” means, with respect to any Receivable, any and all instruments and agreements, purchase orders, invoices, writings, or other communications pursuant to which such Receivable arises but excluding any Invoice.

“Contractual Dilution Reserve” means at any time, 10% (or such other percentage as reasonably determined with the consent of all of the Lenders based on the results set forth in the most recent Review) of the Outstanding Balance of Receivables originated by Mohawk Distribution that are outstanding as of the last day of the period covered by the most recent Collection Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CP Costs” means the sum of (i) discount or interest accrued on Commercial Paper of each Conduit on each day, plus (ii) any and all accrued commissions in respect of placement agents and dealers, and issuing and paying agent fees incurred, in respect of such Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Commercial Paper for such day, plus (iv) the Applicable Margin minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of such Conduit, as applicable, pursuant to the terms of any receivable purchase or financing facilities funded substantially with Commercial Paper of such Conduit. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the applicable Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to a Conduit’s Percentage of such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

“CP Market Disruption Event” means the inability of any Conduit to raise (whether as a result of a prohibition or any other event or circumstance whatsoever) funds through the issuance of Commercial Paper in the United States commercial paper market, including by virtue of any disruption in the commercial paper market.

“CP Rate Loan” means, for each Loan of a Conduit prior to the time, if applicable, when it is refinanced with a Liquidity Funding pursuant to a Liquidity Agreement.

“Credit and Collection Policy” means Borrower’s credit and collection policies and practices relating to Contracts and Receivables existing on and as administered historically prior to the date hereof and summarized in Exhibit VII hereto, as modified from time to time in accordance with this Agreement.

“Cut-Off Date” means the last day of a Calculation Period.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Debtor Relief Laws” means the Federal Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deemed Collections” means Collections deemed received by Borrower under Section 1.4(a).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (a) the sum of (i) the product of the aggregate sales generated by the Originators during the Calculation Period that is 4 Calculation Periods prior to the Calculation Period ending on such Cut-Off Date, multiplied by the Weighted Average Credit Percentage, plus (ii) the aggregate sales generated by the Originators during the 4 most recent Calculation Periods ending on or prior to such Cut-Off Date, by (b) the Net Pool Balance as of such Cut-off Date.

“Default Rate” means for any day, a rate per annum equal to the Base Rate plus two and three-quarters percent (2.75%). For purposes of determining the Base Rate for any day, changes in the Base Rate shall be effective on the date of each such change.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate dollar amount of Receivables generated by the Originators during the Calculation Period occurring four months prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment.

“Defaulting Lender” Any Non-Conduit Lender or Liquidity Bank:

(i) that has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder unless such Non-Conduit Lender or Liquidity Bank has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Non-Conduit Lender’s or Liquidity Bank’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Amortization Event or Unmatured Amortization Event, will be specifically identified in such writing),

(ii) that has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due,

(iii) that has notified the Borrower, the Administrative Agent or any other Co-Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit,

(iv) that has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or

(v) with respect to which a Lender Insolvency Event has occurred and is continuing.

“Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for 31 - 60 days from the original due date for such payment or which is delinquent under the Credit and Collection Policy.

“Demand Advance” means an advance of Collections made by the Borrower to Mohawk Resources on any day prior to the Facility Termination Date on which no Amortization Event or Unmatured Amortization Event exists and is continuing, which advance (a) is payable upon demand, (b) bears interest at a market rate determined from time to time by the Borrower and Mohawk Resources, and (c) is not subordinated to any other Indebtedness or obligation of Mohawk Resources.

“Demand Note” means the Note dated as of December 19, 2012 issued by Mohawk Resources in favor of the Borrower, evidencing Mohawk Resources’ obligation to repay any Demand Advance.

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

“Dilution Horizon Ratio” means, as of any Cut-Off Date, the ratio computed by dividing (a) the aggregate amount of Receivables generated by the Originators for the previous 2 Calculation Period(s) (or such other number of Calculation Periods (or portions thereof) as reasonably determined with the consent of all of the Lenders based on the results set forth in the most recent Review) by (b) an amount equal to the Net Pool Balance as of such Cut-Off Date.

“Dilution Reserve” means, on any date of determination, the product (expressed as a percentage) of

(i) the sum of (a) the product of (x) the Stress Factor times (y) the Adjusted Dilution Ratio and (b) the Dilution Volatility Component, and

(ii) the Dilution Horizon Ratio.

“Dilution Volatility Component” means, on any date of determination, the product (expressed as a percentage) of (i) the difference between (a) the highest two-month rolling average Non-Contractual Dilution Ratio over the past twelve (12) Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the highest two-month rolling average Non-Contractual Dilution Ratio over the past twelve (12) Calculation Periods and the denominator of which is equal to Adjusted Dilution Ratio.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests in to which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests not constituting Disqualified Equity Interests), pursuant to sinking fund obligations or otherwise except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests not constituting Disqualified Equity Interests) in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the date referred to in clause (i) of the definition of the term “Facility Termination Date”; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Performance Guarantor or any of its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Performance Guarantor or any of its Subsidiaries in order to satisfy the applicable statutory or regulatory obligations.

“Downgraded Conduit” means a Conduit that does not have a rating of its Commercial Paper short-term securities equal to or higher than such rating at the time such Conduit became a party to this Agreement and in any event equal to or higher than (i) A-2 by S&P and (ii) P-2 by Moody’s.

“Downgraded Liquidity Bank” means a Liquidity Bank which has been the subject of a Downgrading Event.

“Downgrading Event” with respect to a Liquidity Bank means the lowering of the rating with regard to the short-term securities of such Liquidity Bank to below such rating at the time such Liquidity Bank became a party to this Agreement and in any event to below (i) A-2 by S&P, or (ii) P-2 by Moody’s.

“Eligible Assignee” means (A) a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities at least equal to the short-term rating assigned to the related Non-Conduit Lender or Liquidity Bank at the time such Non-Conduit Lender or Liquidity Bank became a party to this or (B) such other financial institution as may be reasonably acceptable to the Borrower.

“Eligible Replacement Lender” means (A) a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities at least equal to the short-term rating assigned to the related Affected Lender Group or Downgraded Liquidity Bank at the time such Affected Lender Group or Downgraded Liquidity Bank became a party to this Agreement or (B) a Conduit whose Commercial Paper is rated at least equal to the short-term rating assigned to the related Affected Lender Group or Downgraded Liquidity Bank at the time such Affected Lender Group or Downgraded Liquidity Bank became a party to this Agreement.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which is not an Affiliate of any of the Loan Parties, any Originator or the Performance Guarantor,

(ii) which is not a Defaulted Receivable,

(iii) which is not owing from an Obligor as to which more than 50% of the Outstanding Balance of all such Obligor’s Receivables remains unpaid for 31 or more days past the original billing date,

(iv) which (A) by its terms is due and payable in full within 120 days of the original billing date therefor, and (B) has not had its payment terms extended more than once, and if such extension had not been made, such Receivable would not otherwise have become a Defaulted Receivable,

(v) which is an “account,” a “payment intangible,” a “general intangible” or “chattel paper” within the meaning of Article 9 of the UCC of all applicable jurisdictions, and is not evidenced by an “instrument” within the meaning of Article 9 of the UCC,

(vi) which is denominated and payable only in United States Dollars or Canadian Dollars in the United States or Canada,

(vii) which is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

(viii) which does not contain a confidentiality provision that purports to restrict the ability of Borrower (or, at any time this Agreement remains in effect and after an Amortization Event which is continuing, the Administrative Agent as Borrower’s assignee) to exercise its rights under this Agreement, including, without limitation, its right to review the Contract or Invoice applicable thereto,

(ix) which represents an obligation to pay a specified sum of money, contingent only upon (A) the sale of goods or the provision of services by the applicable Originator (which sale has been consummated or services have been performed), and (B) satisfaction by such Originator of any applicable warranty claims which have not yet been made or asserted,

(x) which does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy),

(xi) which satisfies all applicable requirements of the applicable Credit and Collection Policy,

(xii) which was generated in the ordinary course of the applicable Originator’s business,

(xiii) which arises solely from the sale (and not the lease) of goods or the provision of services to the related Obligor by the applicable Originator or a predecessor to such Originator, and not by any other Person (in whole or in part),

(xiv) which is not the subject of, to the Originator’s knowledge, any asserted dispute, counterclaim, right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no rights as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract) and which requires that all or part of such receivable be charged off in accordance with the Credit and Collection Policy; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected,

(xv) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor (excluding any warranty obligation for which no claim exists or is known to exist), and, for the avoidance of any doubt, as to which the applicable goods have been delivered and are not in transit to the applicable Obligor,

(xvi) as to which each of the representations and warranties contained in Sections 5.1(h), (i), (o), (p) and (q) is true and correct,

(xvii) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim (including, without limitation, any PBGC or tax lien but excluding any Adverse Claim created under this Agreement),

(xviii) as to which each of the Borrower’s ownership interest and the Administrative Agent’s (for the benefit of the Secured Parties) first priority security interest in such Receivable have been perfected under the applicable UCC and other applicable laws,

(xix) the Obligor of which is not the Obligor on any Receivables which have been sold or pledged to any Person other than the Borrower,

(xx) the assignment of which by the Originator to the Borrower (and pledge of which by the Borrower to Administrative Agent) does not violate any applicable contractual agreement not otherwise rendered ineffective by any applicable Law,

(xxi) as to which the Servicer is in possession of the related Contract file or, in the case of electronic purchases, the applicable computer data files,

(xxii) as to which all payments by the applicable Obligor are made to a Lock-Box that clears to a Collection Account which is subject to a Collection Account Agreement, provided, however, that with respect to any Receivable that pays into any Collection Account marked with an asterisk on Exhibit IV hereto, such Receivable shall not be subject to the requirements of this clause (xxii) until the expiration of the period by which Collection Account Agreements are to be executed with respect to such Collection Accounts as provided in Section 7.1(l) hereof so long as any such Collection Account that is marked with an asterisk on Exhibit IV hereto clears or is swept on a daily basis to a Collection Account that is subject to a Collection Account Agreement,

(xxiii) which does not arise from the sale of goods on consignment,

(xxiv) which does not arise from direct sales to consumers, and

(xxv) that is not owed by an Obligor which is required to pay cash in advance of shipment of goods or with respect to which credit card payment terms are established, in each case due to such Obligor’s inadequate credit.

“Eligible Receivables Balance” means the total Outstanding Balance of Eligible Receivables.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Performance Guarantor within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Performance Guarantor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Performance Guarantor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, insolvency or has been terminated; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Tax Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Performance Guarantor or any ERISA Affiliate.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under any Debtor Relief Law; or

(ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 12.4) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 10.3, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 10.3(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extended Payment Terms Excess” means the aggregate amount by which the Eligible Receivables Balance of all Eligible Receivables that are due and payable within 91-120 days of the original billing date thereof exceeds the Extended Payment Terms Limit.

“Extended Payment Terms Limit” means 2.5% of the Eligible Receivables Balance.

“Facility Account” means:

U.S. Bank

Account name: ITC South & East Depository Account Number: xxxxxxxxxx

ABA: xxxxxxxxxx

FFC to: Mohawk Factoring, LLC xxxxxxxxxx

“Facility Termination Date” means the earlier of (i) December 19, 2015 (or such later date as the parties hereto may agree to from time to time) and (ii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Tax Code.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the applicable Lender’s Reference Bank on such day on such transactions as determined by such Reference Bank.

“Fee Letter” means that certain letter agreement dated as of December 19, 2012 among Borrower, the Performance Guarantor, the Lenders and the Agents.

“Final Payout Date” means the date on which all Obligations (other than contingent indemnification obligations as to which no claim has been asserted) have been paid in full and the Aggregate Commitment has been terminated.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Receivable” means a Receivable, (i) the Obligor of which, if a natural person, is a resident of an OECD country other than the United States and Canada, or, if a corporation or other business organization, is organized under the laws of an OECD country other than the United States and Canada, and (ii) that is payable in U.S. Dollars.

“Foreign Receivable Concentration Excess” means the aggregate amount by which the Eligible Receivables Balance of all Eligible Receivables that are Foreign Receivables exceeds the Foreign Receivable Concentration Limit.

“Foreign Receivable Concentration Limit” means 3.0% of the Eligible Receivables Balance.

“Funding Agreement” means, with respect to any Non-Conduit Lender, this Agreement, and with respect to any Conduit: (i) this Agreement, (ii) its Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source that provides credit enhancement or liquidity support for the benefit of such Conduit other than any such agreement or instrument that is not related in any way to such Conduit’s funding obligations hereunder.

“Funding Source” means, any Non-Conduit Lender and, with respect to any Conduit: (i) any of its Liquidity Banks or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Obligor” means an Obligor that is a government or a governmental subdivision or agency.

“Governmental Obligor Concentration Excess” means the aggregate amount by which the Eligible Receivables Balance of all Eligible Receivables that are owing by an Obligor that is a Governmental Obligor exceeds the Governmental Obligor Concentration Limit.

“Governmental Obligor Concentration Limit” means 1.0% of the Eligible Receivables Balance.

“Group” has the meaning set forth in the preamble to this Agreement.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Adverse Claim on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Adverse Claim). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby, but excluding commercial), bankers’ acceptances (including any bankers’ acceptances arising from the drawing of commercial letters of credit), bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and payable in accordance with customary trade practices); (e) indebtedness (excluding prepaid interest thereon) secured by an Adverse Claim on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that in the case of Indebtedness which has not been assumed by such Person, the amount of the Indebtedness of such Person under this clause (e) shall be deemed to be the lesser of (i) the fair market value of the property subject to such Adverse Claim and (ii) the aggregate principal amount of the Indebtedness of such other Person secured thereby; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Independent Manager” shall mean a manager of the Borrower who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a manager of the Borrower, (A) a director, officer, employee, partner, shareholder, member, manager, trustee or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Performance Guarantor, Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than Borrower or any other Subsidiary of Performance Guarantor during any period such Subsidiary was or is intended to be a special purpose, “bankruptcy remote” entity), (B) a supplier, significant advisor or consultant to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, trustee, Affiliate, supplier, significant advisor or consultant of any of the Independent Parties, or (D) a spouse, parent, sibling or child of any director, officer, employee, partner, shareholder, member, manager, trustee, Affiliate, supplier, significant advisor or consultant of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (iv) is reasonably acceptable to the Administrative Agent as evidenced in a writing executed by the Administrative Agent.

“Interest” means for each respective Interest Period relating to Loans of a Non-Conduit Lender or the Liquidity Banks, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on (a) in the case of an Interest Period for the LIBO Rate, a 360 day basis, and (b) in the case of an Interest Period for the Base Rate, a 365 (or, when appropriate, 366) day basis.

“Interest Period” means, with respect to any Loan held by a Liquidity Bank or a Non-Conduit Lender, (i) the period commencing on the date of the related Borrowing Date of such Loan and ending on, but excluding, the next following Settlement Date; and thereafter, (ii) each period commencing on, and including, a Settlement Date and ending on, but excluding, the next following Settlement Date. If any CP Rate Loan initially funded by a Conduit with Commercial Paper is put to a Liquidity Bank, such Loan shall be deemed to have an Interest Period commencing on the date of such sale and ending on, but excluding, the next following Settlement Date. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the applicable Co-Agent.

“Interest Rate” means, with respect to each Loan of a Non-Conduit Lender or the Liquidity Banks, the LIBO Rate, the Alternative Rate or the Default Rate, as applicable.

“Interest Reserve” means, as of any Cut-Off Date, the product (expressed as a percentage) of (i) the highest Days Sales Outstanding during the most recent twelve (12) month period, (ii) the Stress Factor, (ii) the Prime Rate in effect as of such Cut-Off Date, and (iv)1/360.

“Invoice” means any paper or electronic invoice evidencing any Receivable.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Conduit, each Liquidity Bank and each Non-Conduit Lender.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“LIBO Rate” means, for any Interest Period, the quotient of (a) a rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on page BBAM on the Bloomberg Terminal (successor to Telerate page 3750) (“Page BBAM”) (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits for such Interest Period in United States dollars) at approximately 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than three (3) major banks in New York, New York, selected by the applicable Co-Agent, at approximately 10:00 a.m. (New York City time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, and (b) one minus the maximum aggregate reserve requirement, if any (including all basic, supplemental, marginal or other reserves) which is imposed against the applicable Co-Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“Limited Liability Company Agreement” means, the Limited Liability Company Agreement of the Borrower dated as of November 27, 2012.

“Liquidity Agreement” means, collectively, as to each Conduit and its Group, any liquidity agreement pursuant to which any of its Liquidity Banks provides liquidity to such Conduit and any related asset purchase agreement, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Liquidity Banks” means, with respect to each Group, the banks or other financial institutions and their respective successors and permitted assigns under each Group’s Liquidity Agreement.

“Liquidity Commitment” means, as to each Liquidity Bank in any Group, its commitment to such Group’s Conduit under the Liquidity Agreements (which shall equal either 100% or 102% of such Group’s Percentage of the Aggregate Commitment hereunder).

“Liquidity Funding” means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, an applicable Conduit’s Loans, or (b) any Loan made by a Liquidity Bank in lieu of such Conduit pursuant to Section 1.1(a), any Loan assigned or put to a Liquidity Bank by a Conduit pursuant to Section 1.6(c) or Section 12.1, or any Loan otherwise assigned or participated by a Conduit to a Liquidity Bank.

“Loan” means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternative Rate Loan or a Base Rate Loan, selected in accordance with the terms of this Agreement.

“Loan Parties” has the meaning set forth in the preamble to this Agreement.

“Lock-Box” means each locked postal box with respect to which a bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.

“Loss Reserve” means, as of any Cut-Off Date, the product (expressed as a percentage) of (i) the Stress Factor, (ii) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on such Cut-Off Date, times (c) the Default Horizon Ratio as of such Cut-Off Date.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition of any Loan Party and its Subsidiaries, taken as a whole, (ii) the ability of any Loan Party to perform its material obligations under this Agreement or the Performance Guarantor to perform its material obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement, the Performance Undertaking, the Receivables Sale Agreement, the Servicing Agreement or any Collection Account Agreement, (iv) the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectability of the Receivables generally or of any significant portion of the Receivables.

“Material Subsidiary” means, any Subsidiary of the Performance Guarantor identified as such pursuant to the terms of the Parent Credit Agreement.

“Mizuho” has the meaning set forth in the preamble to this Agreement.

“Mizuho Agent” has the meaning set forth in the preamble to this Agreement.

“Mizuho Agent’s Account” means account number xxxxxxxxxx in the name of Working Capital Management Co., L.P., at Mizuho Corporate Bank Ltd., New York Branch, ABA No. xxxxxxxxxx, Reference: Mohawk, Attention: David Krafchik.

“Mizuho Group” has the meaning set forth in the preamble to this Agreement.

“Mohawk Resources” means Mohawk Resources, Inc., a Delaware corporation.

“Mohawk Servicing” has the meaning specified in the preamble to this Agreement.

“Monthly Report” means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Monthly Reporting Date” means the 2nd Business Day prior to each Settlement Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Performance Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions on behalf of participants who are or were formerly employed by any of them.

“Net Pool Balance” means, at any time, (i) the aggregate Eligible Receivables Balance at such time minus (ii) the aggregate Obligor Concentration Excess minus (iii) the aggregate Governmental Obligor Concentration Excess minus (iv) the aggregate Canadian Receivables Concentration Excess minus (v) the aggregate Foreign Receivable Concentration Excess minus (vi) the aggregate Extended Payment Terms Excess minus (vii) the aggregate Contractual Dilution Reserve, minus (viii) the Canadian Currency Reserve.

“Net Worth” means, as of the last Business Day of each Calculation Period preceding any date of determination, net worth determined in accordance with GAAP.

“Non-Conduit Lender Allocation Limit” has the meaning set forth in Section 1.1(b).

“Non-Conduit Lender Funding” means any Loan made by a Non-Conduit Lender pursuant to Section 1.1(b).

“Non-Contractual Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a), excluding Section 1.4(a)(iii).

“Non-Contractual Dilution Ratio” means, as of any Cut-Off Date, an amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Non-Contractual Dilution during the previous Calculation Period, and the denominator of which is the aggregate amount of Receivables generated by the Originators during the second preceding Calculation Period.

“Obligations” means, at any time, any and all obligations of either of the Loan Parties or the Performance Guarantor to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, Broken Funding Costs and Indemnified Amounts.

“Obligor” means a Person obligated to make payments on a Receivable.

“Obligor Concentration Excess” means the aggregate amount by which the Eligible Receivables Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit applicable to such Obligor.

“Obligor Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt rating noted in the table below), the applicable concentration limit shall be determined according to the following table:

S&P SHORT-TERM RATING	S&P EQUIVALENT LONG-TERM RATING	MOODY’S SHORT-TERM RATING	MOODY’S EQUIVALENT LONG-TERM RATING	ALLOWABLE % OF ELIGIBLE RECEIVABLES NET BALANCE
A-1 or higher	A+ or higher	P-1 or higher	A2 or higher	14%
A-2	A-, BBB+	P-2	A3, Baa1	10%
A-3 or lower	BBB or lower	P-3 or lower	Baa2 or lower	3%

provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by both S&P and Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of each Lender and/or an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve,” upon Borrower’s request from time to time, the Administrative Agent may agree to a higher percentage of the Eligible Receivables Balance for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Lender upon not less than ten (10) Business Days’ prior written notice to the Loan Parties.

“OECD” means the Organization for Economic Co-operation and Development.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Originator” means each of Mohawk Carpet Distribution, Inc., a Delaware corporation, and Dal-Tile Distribution, Inc., a Delaware corporation, and each other Originator that becomes a party to the Receivables Sale Agreement pursuant to the terms thereof, in each case, in its capacity as a seller under the Receivables Sale Agreement.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document).

“Other Records” means, with respect to any Receivable: (a) all Contracts and (b) all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to the creditworthiness of any Obligor in respect thereof.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.4).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof, provided, however, that the Outstanding Balance of any Receivable that is a Canadian Receivable that is denominated in Canadian Dollars at any time shall be equal to the spot market Dollar-equivalent the outstanding principal balance in Canadian Dollars of such Canadian Receivable.

“Parent Company” with respect to a Lender, means the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Credit Agreement” means that certain Credit Agreement dated as of July 8, 2011 by and among the Performance Guarantor, Mohawk Unilin International B.V., Mohawk Foreign Holdings, S.à r.L., Mohawk International Holdings, S.à r.L., Unilin B.V.B.A., the Guarantors identified on the signature pages thereto, the financial institutions from time to time party thereto as “Lenders”, and Bank of America, N.A., as Administrative Agent thereunder.

“Participant” has the meaning set forth in Section 12.2.

“Participant Register” has the meaning set forth in Section 12.2.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Tax Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans or Multiemployer Plans, as applicable, and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Tax Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Tax Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by the Performance Guarantor and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Tax Code.

“Percentage” means, on any date of determination, the ratio by which, for each Non-Conduit Lender, its Commitment, and for each Group, the sum of the Commitments for all Liquidity Banks in that Group, bears to the Aggregate Commitment.

“Performance Guarantor” means Mohawk Industries, Inc., a Delaware corporation.

“Performance Undertaking” means that certain Performance Undertaking, dated as of the date hereof, by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit IX hereto.

“Permitted Holders” means (a) any of (or any combination of) Jeffrey S. Lorberbaum and his siblings (whether natural or adopted); (b) any of the immediate family members of any individual referred to in clause (a) consisting of such individual’s spouse and lineal descendants (whether natural or adopted); (c) any trusts established for the sole benefit of any of the foregoing individuals; and (d) any corporation, partnership, limited liability company or other legal entity of which all of the outstanding Equity Interests are owned directly or indirectly, by any of the Persons (or any combination of the Persons) referred to in clauses (a) through (c) above.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for participants who are current or former employees of the Performance Guarantor or any such Plan to which the Performance Guarantor is required to contribute on behalf of such participants.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by SunTrust (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Rata Share” means, with respect to each Group on any date of determination, the ratio which the Commitment of a Liquidity Bank in such Group bears to the sum of the Commitments of all Liquidity Banks in such Group.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Purchasing Liquidity Bank” has the meaning set forth in Section 12.1(b).

“Receivable” means an account receivable (including all rights to payment created by or arising from the sale of goods, lease of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper or an instrument)) owed to any Originator at the time it arises and before giving effect to any transfer or conveyance under the Receivables Sale Agreement; provided, however, in no event shall the term “Receivable” include any Factored Receivable (as defined in the Receivables Sale Agreement), any Excluded Receivable (as defined in the Receivables Sale Agreement). For the purposes of this Agreement, an account receivable arising from any one transaction, including, without limitation, an account receivable represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of an account receivable arising from any other transaction; provided further, that any account receivable referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Borrower treats such account receivable as a separate payment obligation.

“Receivables Sale Agreement” means that certain Receivables Purchase and Sale Agreement, dated as of the date hereof, among the Originators and Borrower.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Reference Bank” means, as to each Non-Conduit Lender or Group, the commercial bank that is its Co-Agent (or, if any such Co-Agent is not a commercial bank, such Co-Agent’s largest commercial bank Affiliate).

“Regulatory Change” means, with respect to an Affected Entity, any of the following occurring after the date hereof and about which such Affected Entity learns after the date such Affected Entity is first entitled to the benefits of Section 10.2 or 10.3 hereof: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change” regardless of the date enacted, adopted or issued and such event shall constitute a circumstance on which such Affected Entity may base a claim for reimbursement under Section 10.2.

“Related Security” means, with respect to any Receivable:

(i) all of the applicable Originator’s interest, if any, in the goods (including returned or repossessed goods), the sale of which by such Originator gave rise to such Receivable,

(ii) all collateral securing such Receivable, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivable, any guarantees, indemnities, warranties or other obligations in respect of such Receivable,

(ii) all Collections and Collection Accounts related to such Receivable,

(iv) all of Borrower’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,

(v) all of Borrower’s right, title and interest in, to and under the Performance Undertaking,

(vi) all of Borrower’s right, title and interest in, to and under the Servicing Agreement, and

(vii) all proceeds of any of the foregoing or of any Receivable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (a) 3% of the Aggregate Commitment, and (b) the product of (i) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Monthly Report received from the Servicer, and (ii) the Outstanding Balance of all Receivables as of such date, as determined from the most recent Monthly Report received from the Servicer.

“Required Lenders” means, at any time, Non-Conduit Lenders and Liquidity Banks with Commitments in excess of 66-2/3% of the Aggregate Commitment; provided that the Commitment of, and the portion of any Loan, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Notice Period” means two (2) Business Days.

“Required Reserve” means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of (w) the Loss Reserve, (x) the Interest Reserve, (y) the Dilution Reserve and (z) the Servicing Reserve, and (b) the Net Pool Balance as of the most recent Cut-Off Date.

“Required Reserve Factor Floor” means the sum (expressed as a percentage) of (a) 18% and (b) the product of (i) the Adjusted Dilution Ratio and (ii) the Dilution Horizon Ratio.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of a Loan Party or the Performance Guarantor, as applicable, and, solely for purposes of notices given pursuant to Section 1.2 or 1.3, any other officer of the Borrower so designated by any of the foregoing officers of the Borrower in a notice to the Administrative Agent.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Indebtedness of Borrower (other than the Obligations), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for the Servicing Fee and reasonable management fees to the Performance Guarantor or any of its Affiliates in payment of actual management services performed).

“Restricted Subsidiary” means any Subsidiary of the Performance Guarantor that is a “Restricted Subsidiary” under the Parent Credit Agreement; provided that any Originator shall be deemed to be at all times a Restricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means the Agents and the Lenders.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Agreement” means that certain Servicing Agreement dated as of the date hereof, by and between Borrower and Mohawk Servicing, as Servicer, providing for the collection and servicing of all Receivables held by Borrower.

“Servicing Fee” means, for each Settlement Date, the product of (i) the Servicing Fee Rate, (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Settlement Date, and (iii) the actual number of days in the related Calculation Period, and (iv) 1/360. Any Servicing Fee computed hereunder shall be in lieu of and not in addition to any Servicing Fee payable under the Servicing Agreement.

“Servicing Fee Rate” means a rate of 1.0% per annum (or, at any time while Mohawk Servicing or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms’ length basis based on then prevailing market terms for similar services).

“Servicing Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) the highest Days Sales Outstanding during the most recent twelve (12) month period, (ii) the Stress Factor, (iii) the Servicing Fee Rate and (iv) 1/360.

“Settlement Date” means the 20th day of each month commencing on January 20, 2013 (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

“Settlement Period” means (A) in respect of each Loan of a Conduit, the immediately preceding Calculation Period, and (B) in respect of each Loan of a Non-Conduit Lender or a Liquidity Bank, the entire Interest Period of such Loan.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stress Factor” means two (2.0).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Performance Guarantor.

“SunTrust” has the meaning set forth in the preamble to this Agreement.

“SunTrust Agent” has the meaning set forth in the preamble to this Agreement.

“SunTrust Agent’s Account” means account number xxxxxxxxxx in the name of STB Agency Services Operating Account at SunTrust Bank, ABA No. xxxxxxxxxx, Reference Mohawk, Attention: Doug Welz.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, the Demand Note, the Servicing Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter and each Monthly Report.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Victory” has the meaning set forth in the preamble to this Agreement.

“Victory’s Liquidity Banks” has the meaning set forth in the preamble to this Agreement.

“WCM” has the meaning set forth in the preamble to this Agreement.

“WCM’s Liquidity Banks” means has the meaning set forth in the preamble to this Agreement.

“Weighted Average Credit Percentage” means, on any date of determination, the percentage determined pursuant to the following formula:

where:

WACT = the Weighted Average Credit Terms for the most recent Calculation Period.

“Weighted Average Credit Terms” means, for any Calculation Period, the weighted average of payment terms granted in invoices for Receivables generated during such Calculation Period.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Transaction Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Transaction Document, shall be construed to refer to such Transaction Document in its entirety and not to any particular provision thereof, (iv) all references in a Transaction Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Transaction Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” Section and Article headings herein and in the other Transaction Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Transaction Document. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any other Transaction Document shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Performance Guarantor for its fiscal year ended December 31, 2012, except as otherwise specifically prescribed herein.

EXHIBIT II

FORM OF BORROWING NOTICE

MOHAWK FACTORING, LLC

BORROWING NOTICE

dated             , 201

for Borrowing on                 , 201

SunTrust Bank, as Administrative Agent

3333 Peachtree Road NE

10th Floor East

Atlanta, Georgia 30326

Attention: Asset Securitization Funding Desk

Ladies and Gentlemen:

Reference is made to the Credit and Security Agreement dated as of December 19, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Mohawk Factoring, LLC (the “Borrower”), Mohawk Servicing, LLC, as initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1. Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

(a) all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;

(b) each of its representations and warranties contained in Section 5.1 of the Credit Agreement are true and correct on and as of the date of such Borrowing Date as though made on and as of such date; provided, that with respect to those contained in Sections 5.1(a), (e), (f), (u) and (w) of the Credit Agreement, the determination of whether any Material Adverse Effect has occurred as set forth therein shall be made solely by Borrower, in its reasonable, good faith judgment;

(c) no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

(d) the Facility Termination Date has not occurred; and

(e) after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

2. Borrower hereby requests that the Non-Conduit Lender and the Conduits (or their respective Liquidity Banks) make an Advance on             , 201     (the “Borrowing Date”) in an aggregate amount of $            .

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Borrower has caused this Borrowing Request to be executed and delivered as of this             day of             , 201    .

MOHAWK FACTORING, LLC, as Borrower

By
Name:
Title:

EXHIBIT III

PLACES OF BUSINESS OF THE LOAN PARTIES; LOCATIONS OF

RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

ORGANIZATIONAL IDENTIFICATION NUMBER

PLACES OF BUSINESS AND LOCATION OF COLLECTION RECORDS:

Mohawk Factoring, LLC 300 Delaware Avenue Suite 1273-D Wilmington, DE 19801

Mohawk Servicing, LLC 160 S. Industrial Boulevard Calhoun, GA 30701

FEDERAL EMPLOYER IDENTIFICATION NUMBER:

Mohawk Factoring, LLC: FEI # xxxxxxxxxx

ORGANIZATIONAL IDENTIFICATION NUMBERS:

Mohawk Factoring, LLC: 5247625

LEGAL, TRADE AND ASSUMED NAMES:

Mohawk Servicing, LLC: none	Mohawk Factoring, LLC: none

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

BORROWER’S LOCKBOX OR ACCOUNT	ACCOUNT NAME BORROWER	RELATED COLLECTION ACCOUNT OF BORROWER

P O Box 406289	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Atlanta, GA 30384-6289	(Mohawk )	Bank of America

P O Box 91157	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Chicago, IL 60693-1157	(Mohawk )	Bank of America

P O Box 847640	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Dallas, TX 75284-7640	(Mohawk )	Bank of America

P O Box 56502	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Los Angeles, CA 90074-6502	(Mohawk )	Bank of America

Collection Account	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
( ACH )	(Mohawk )	Bank of America

Collection Account	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
	(Mohawk )	Bank of America

Collection Account	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
	(Mohawk )	Bank of America

Collection Account	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
	(DalTile store deposits)	Bank of America

P O Box 730578	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Dallas, TX 75373-0578	(DalTile)	JP Morgan Chase Bank

P O Box 13038	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Newark, NJ 07188-0038	(DalTile)	JP Morgan Chase Bank

P O Box 905444	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Charlotte, NC 28290-5444	(DalTile)	JP Morgan Chase Bank

P O Box 70671	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Chicago, IL 60673-0671	(DalTile)	JP Morgan Chase Bank

P O Box 100396	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Pasadena, CA 91189-0396	(DalTile)	JP Morgan Chase Bank

P O Box 57407	Mohawk Factoring, Inc.	Account no. USD xxxxxxxxxx *
Station A	(Mohawk )	Account no. CAD xxxxxxxxxx *
Toronto, Ontario M5W 5M5		Bank of Montreal
Swift xxxxxxxxxx

Collection Account	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
	(DalTile store deposits)	Bank of America

P O Box 935550	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Atlanta, GA 31193-5550	(Mohawk )	Wells Fargo

P O Box 935553	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Atlanta, GA 31193-5553	(Mohawk )	Wells Fargo

Lockbox 9957	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
P O Box 8500	(Mohawk )	Wells Fargo

Philadelphia, PA 19178-9957

P O Box 845059	Mohawk Factoring, Inc.	Account no. xxxxxxxxxx
Los Angeles, CA 90084-5059	(Mohawk )	Wells Fargo

Collection Account	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
( ACH )	(Mohawk )	Wells Fargo

P O Box 209058	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Dallas, TX 75320-9058	(DalTile)	Wells Fargo

P O Box 209068	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Dallas, TX 75320-9068	(DalTile)	Wells Fargo

Lockbox 9237	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
P O Box 8500	(DalTile)	Wells Fargo

Philadelphia, PA 19178-9237

P O Box 845051	Mohawk Factoring, Inc	Account no. xxxxxxxxxx
Los Angeles, CA 90084-5051	(DalTile)	Wells Fargo

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To: SunTrust Bank, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit and Security Agreement dated as of December 19, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Mohawk Factoring, LLC (the “Borrower”), Mohawk Servicing, LLC, as initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

THE UNDERSIGNED HEREBY CERTIFIES (IN MY CAPACITY AS AN OFFICER OF THE BORROWER AND NOT IN MY INDIVIDUAL CAPACITY) THAT:

1. I am the duly elected                     and, accordingly, a Responsible Officer, of Borrower.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].

4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:                     ]

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of             , 201    .

Mohawk Factoring, LLC

By
Name:
Title:

EXHIBIT VI-A

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2012 among Mohawk Factor, LLC, as the borrower, Mohawk Servicing, LLC, a Delaware limited liability company, as the initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as administrative agent for the Co-Agents and the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 10.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Lender]

By:
Name:
Title:
Date:

EXHIBIT VI-B

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2012 among Mohawk Factor, LLC, as the borrower, Mohawk Servicing, LLC, a Delaware limited liability company, as the initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as administrative agent for the Co-Agents and the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 10.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Participant]

By:
Name:
Title:
Date:

EXHIBIT VI-C

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2012 among Mohawk Factor, LLC, as the borrower, Mohawk Servicing, LLC, a Delaware limited liability company, as the initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as administrative agent for the Co-Agents and the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 10.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Participant]

By:
Name:
Title:
Date:

EXHIBIT VI-D

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2012 among Mohawk Factor, LLC, as the borrower, Mohawk Servicing, LLC, a Delaware limited liability company, as the initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as administrative agent for the Co-Agents and the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 10.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Name of Lender]

By:
Name:
Title:
Date:

EXHIBIT VII

CREDIT AND COLLECTION POLICY

6

1. PURPOSE

To	provide guidance on the accounting for accounts receivable and related reserve accounts.

2. POLICY

Accounts	Receivable

2.1	All business units must maintain an adequate and up to date accounts receivable subsidiary ledger.

2.2	The accounts receivable subsidiary ledger must be reconciled to the general ledger balances at least monthly. This reconciliation is to be documented and the documentation maintained as a part of the accounting records.

Credit and Collections

2.3	The Company will extend trade credit to established customers in the normal course of business.

2.4	Credit department representatives from the business units will meet at a minimum annually to discuss common customers.

2.5	Extension of credit must be approved at the appropriate management level and supported by appropriate documentation consistent with the amount of credit extended.
2.6	Collection of past due accounts receivable is to be performed in a timely and professional manner with third party involvement being employed when necessary.

2.7	Each Division should have formal written procedures for its Credit department. The procedures should incorporate the appropriate segregation of duties.

Reserve Accounts

2.8	Reserves should be based on historical patterns, aging of collections and specific identification as defined by divisional policy.

3. RESPONSIBILITY

3.1	The Corporate Controller is responsible for issuing the general guidelines and the maintenance of this policy.

7

3.2	Divisional CFOs are responsible for review and oversight of accounts receivable and related valuation reserves.

3.3	Changes in existing methodology must be communicated to Corporate Accounting prior to implementation.

3.4	The Head of the Credit Department for each business unit is responsible for establishing and monitoring customer trade credit and for collecting accounts receivable.

4. SARBANES-OXLEY REFERENCE

Customer Accounts and Credit & Collections

5. EXHIBITS

None

6. AUTHORITATIVE LITERATURE

None

8

Period-end: December 31, 2011

Prepared by: Tony Patti	Company: Mohawk Industries	Process: Credit and Collections

Revised by: Tony Patti	Revised Date: June 17, 2011	Sub-Process:

PROCESS ANALYSIS OVERVIEW

Description	The Financial Services Department provides credit and collection services for the Mohawk Segment of the business. This includes the establishment and maintenance of credit lines as well as the collection of past due accounts receivable. In the event of a serious credit problem the department personnel determine when outside intervention is necessary and ultimately when the balance is deemed to be uncollectible and should be written off the books. It is the responsibility of the V.P. Credit to ensure that the Mohawk Segment has adequate reserves in place for credit losses.

Location(s) and Division

Mohawk Flooring’s credit and collection personnel are located in Calhoun and Chatsworth.

Mohawk Flooring and Mohawk Home customers credit functions and collection activities are handled through the Mohawk Flooring credit group.

Financial Statement Category and/or accounts	The general ledger account number for recording bad debt expense is: Mohawk – 027169.

Operating Software and or Applications used in Process

Infinium software is used to maintain customer balances and generate statements.

CAMS (Chadwick & Associates Management Systems) system is used by order entry and interfaces to Infinium.

Operates on the AS400; RPG program language; CAMS and Infinium module

Hardware Configuration

Process Owner Responsibilities:	As the Process Owner you are responsible to update this document as your process changes due to new laws, system or server upgrades, reorganization, etc. before your SOX semi-annual or annual certification. Once you have completed, please submit to SOX Compliance.

9

Contact Name, Title	IV. Phone Number	Location	Ton
Tony Patti, VP of Credit, and Process Owner	706-624-2109	Calhoun, GA	Tony_Paty@mohawkind.com
Bill Queener, IT CAMS support	X- 24805	Dalton, GA	Bill_Quenner@mohawkind.com
Joe Martin, AR Infinium support	X- 24831	Dalton, GA	Joe-Martin@mohawind.com

OVERVIEW

The Financial Services Department provides credit and collection services for the Mohawk Segment of the business. This includes the establishment and maintenance of credit lines as well as the collection of past due accounts receivable. In the event of a serious credit problem the department personnel determine when outside intervention is necessary and ultimately when the balance is deemed to be uncollectible and should be written off the books. It is the responsibility of the V.P. Credit to ensure that the Mohawk Segment has adequate reserves in place for credit losses.

IV.

I.	Forward Customer Request

To ensure customer requests are forwarded to the appropriate parties:

•

Programming in CAMS causes orders that fail a credit check to drop into a queue for evaluation by a credit group. Credit analysts check the queue throughout the day and work on orders as they appear. This helps ensure that customer’s requests for goods are not unnecessarily delayed due to credit limits or past dues.

•

Analysts determine why an order has failed and then work to remedy the situation so the order can be released. There are usually one of three reasons for credit failure on an order: 1) limit exceeded – customer file is reviewed to see if the limit can be raised and if necessary, ask for more information from the customer so the limit can be increased; 2) past dues related issues – the customer is contacted to get a commitment for payment on account; 3) claims issue – customer has a claim not yet addressed. The analyst will advise the claims department.

•	Approved orders are released by the credit analyst for unapproved orders, the credit department advises the customer.

•	Orders that are not released after 10 business days from the stock assigned date are generally cancelled. Customer service is responsible for cancelling orders that exceed that parameter.

II.	Approve Customer

To approve customers consistent with management guidelines:

•	Department policy provides limits of credit that can be established by Financial Services personnel.

10

•

The following table lists the employee’s level of authority along with the maximum credit limit they are allowed. These maximum credit thresholds apply for each employee level when establishing new customers or increasing credit limits for old customers.

Level of Authority	Credit Limit
Credit Analyst I		$35,000
Credit Analyst II/Credit Specialist		$75,000
Credit Managers I		$200,000
Credit Managers II		$250,000
Sr.Mgr/Mgr of Financial Services		$350,000
V.P. Credit		$1 million
CFO or VP of Finance of Flooring		$3 million
Corporate C.F.O.	>$	3 million

•

The Managers of Financial Service and the V.P. of Credit do not have a ‘system limitation’. This is necessary to allow orders to flow without concern for who is available to approve an order. However, the department’s policy guidelines, as stated above, are manually controlled through the completion of a ‘synopsis’(see CC-1.0) that must have the appropriate signatures supporting the credit exposure. For customers who have accounts across multiple business units, the amounts are aggregated on the synopsis form. The form has been adapted to include signatures of the appropriate individuals from each of the business units that carry a balance for this type customer.

•

Key users at main warehouses also have the ability to release orders with no system limitation. This is required to handle order changes that occur in the evening or when a customer is trying to pick up an order and there are no credit representatives available to approve the order in the system. A daily report (QSYSOPR) is emailed to the Managers of Financial Services showing orders that were approved by non-credit users. The daily report is forwarded to the appropriate regional manager for review to ensure the release was justified and that no abuses occur. The regional credit manager provides a written statement approving the decision by a non-credit user to release orders over $20,000 (CC-2.0-S). The Managers of Financial Services save this for future reference, if needed.

•

The system security includes credit limit authority and dollar thresholds by employee position. Once an analyst reaches their authority limit, the order’s status is manually coded 99 (requires further approval) and a manager is

11

notified that an order is in queue requiring their approval. While the system does not automatically forward an order for futher approval, the order cannot ship until the proper approval level has approved the order for release. This action repeats itself as necessary until an adequate authority level is reached. Departmental policies specify file documentation requirements to support various levels of credit exposure. Group managers conduct periodic random reviews of accounts with balances over $75k and under $200K to ensure compliance. A synopsis must be completed for any account that has an unsecured month-end balance of $200k for two successive months or more and should be submitted for approval. A synopsis is prepared by the Credit department and approved by either the V.P of Credit or Manager of Financial Services for account balances over $200k for accounts controlled by credit managers I and $250k for accounts managed by credit managers II (CC-1.0).

III.	Establish Terms/ Approve Credit

•	To ensure terms and conditions offered are consistent with management guidelines:

•

Security tables prevent analysts from exceeding their authority to establish or increase credit lines (See table in Section II). This control speaks to establishing new credit guides or increasing existing credit guides whether or not an order is present.

•

Only the VP of Credit and the Managers of Financial Services have the system authority to change the credit limit authority values for employees authorized to approve credit. General access tested with General IS DS05-Security controls.

•	Terms for all new accounts are either set as collect-on-delivery (COD), cash-before-delivery (CBD) or open account depending on the results of the initial credit investigation.

•

Customer master standard open account terms for the Residential Business unit are 9Y; 5/20, 3/30, Net 40, for discounted products and 23; Net 30, for net products. The Commercial Group’s discounted terms are 3/30 Net 45 and Net 30 for non-discounted products. Mohawk Home’s terms are generally Net 60. Sales have the ability to offer non-standard terms to a customer at their discretion, not to exceed 120 days. Each Company and Division has different policies governing who can grant non-standard terms and to what extent. These terms policies are managed at the VP level. The A/R aging controls are set by the Standard Aging Policy Tables in the Infinium System. The AR system (AR Infinium) automatically ages receivables. Invoices are properly aged based on invoice date and terms. (CC-3.0).

•	At the time of order entry, the system will use the terms contained in the customer master for the specific product type being ordered unless an exception is given by sales.

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•

The RVP’s or their designated personnel can approve standard and nonstandard terms of up to 120 days. Beyond that, the V.P. of Credit or V.P. of Sales must approve all other term changes. Terms can be changed at the order level by customer service agents but this is not considered a significant risk. A field has been added to the customer master terms file to indicate whether the term is valid for customer service and/or for credit. If a customer service agent attempts to enter an invalid terms for a particular order, the system will display a pop-up window asking them to confirm that they entered the correct terms code. If they continue to process the order, the customer master terms file system will look to see if the terms code entered is valid for credit. If not, the order will fail the credit algorithm. The Director of Customer Service or his designee maintains the customer service flag. The V.P. of Credit or one of the Managers of Financial Services maintains the credit flags. These flags exist in the CAMS system.

•	The customer master contains several fields that can be used to control sales to non-credit worthy accounts.

Allow Sales – This flag can be set to “N”, which prevents an order for the customer from being entered into CAMS, by either Credit or Customer Service at the request of Sales.

Approved Status – The value in this field can be set to “2”. This tells the CAMS system to automatically fail every order entered for this customer and submit the order for a manual decision.

•	Virtually all customers have only one account. For the exceptions that are provided a second number, a system comment is added cross-referencing the two accounts.

IV.	Forward Approval to Deliver Goods or Services

To ensure all approved customer requests are acted on in a timely manner:

•	To ensure all approved customer requests are acted on in a timely manner, CAMS automatically forwards any failed orders due to credit to a work queue for review by the credit group.

•	Credit analysts review each order and determine a course of action in line with policy and their approval levels, i.e. request additional documentation from the customer (bank reference, etc.)

•	These orders are automatically released to CAMS for order fulfillment once approved by an authorized user.

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V.	Deliver Goods or Services

To ensure approved requests, and only approved requests, are satisfied:

•

The CAMS system will automatically route to the appropriate credit group any orders from customers that exceed their credit limit by more than 25%. This ensures only appropriate requests are addressed.

•

New customers are required to complete a credit application before the credit group will establish credit limits (See chart of employee positions & authority limits in Section II). The completed credit application is returned to the Customer Service Department or the New Accounts Department who determines if the customer already exists within the system. If not, a customer master is established and the CAMS system assigns a customer number to the account.

•

The application is forwarded to the appropriate credit analyst or manager who will be responsible for managing the account. The analyst / manager review the application in conjunction with financial information provided and available credit information from third party resources including trade, credit bureau and banks. The extent of the investigation is based upon the amount of credit requested. Once the investigation is complete, a credit guide is assigned.

•

The credit application along with any financial information, etc. accompanying it are sent to the imaging department to be archived. Trade information for the account is saved within the RAM software. Subsequent credit information received for file updates is generally saved as a PDF file in RAM although it may be also saved to On-demand, as well.

•

The credit group has the authority to release the orders for customers for shipment or production if the release does not cause the customer’s credit to exceed the analyst’s authority limit or cause the customer’s limit to be exceeded by more than 50%.

•

There are policy guidelines for the credit department that assist analysts in decisions to increase credit such as: 1) for limits less than $75k, Mohawk account aging, past experience, recent credit history, and trade information (i.e., D&B) are reviewed; 2) for more than $75k, trade information and credit rating data are reviewed, and financial and bank information is requested. (See Table in Section II for authority and credit thresholds to increase credit)

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•	Managers of Financial Services perform an audit of at least two accounts over $75K and less than $200k at least once a year for each manager to verify their compliance with department policy.

VI.	Accounts Receivable Write-offs – Bad Debt and Discretionary

•

The V.P. of Credit or Managers of Financial Services perform a quarterly review of files that are placed for collection to determine which files should be written-off as bad debts per departmental policy (See CC-5.0).

•

Accounts that are past due with no payment activity and have been turned over to collection agencies, as well as accounts that are in bankruptcy, accounts in litigation and accounts with long-term payouts are identified as uncollectible and eligible for write-off.

•

The V.P of Credit and Managers of Financial Services notate and sign on the Legal Aged Trial Balance which accounts to write-off (w/o). The report is submitted to the Manager of Customer Accounts for write-off. The customer accounts agent designated to perform the write-off initials the report upon completion and returns it to the V.P. of Credit for his records. The VP of Credit or Managers of Financial Services approve which accounts are candidates for write-off (CC-5.0).

•	The V.P of Credit prepares a summary report of the accounts written off and presents it to the V.P. Flooring and Corporate Controller as part of the quarterly package for their signatures (CC-6.0-S).

•	Credit personnel, from time to time, submit amounts for discretionary write-off subject to table below.

Authority Limits For Approving Discretionary Write-offs
Non Managers	$50.00
Credit Manager I	$250.00
Credit Manager II	$500.00
Senior Manager	$1000.00
Vice-President of Credit	$25,000.00
Corp. Controller/CFO Flooring	Over $25K

•

The new Workflow system allows discretionary write-off authorization electronically. The system automatically sends requested write-offs initiated in Credit to follow an approval routing dictated by approval levels in the system. Once required approvals are obtained, the system sends the document to a work queue accessed by Customer Accounts where the adjustment is made to the customer’s records. The system maintains the authorization history for the write-off. Customer Accounts/AR personnel’s system security includes authority to write off item balances and limits. To help ensure improper write offs are not executed, system access is

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controlled and reviewed by the department manager and there are system dollar limits by user. AR personnel’s system security includes authority to write-off accounts and the department manager controls dollar limits. Customer Accounts manually checks for the proper authority approval signatures on each discretionary write-off that is submitted for write-off entry (CC-4.0).

•

The V.P. Credit reviews a monthly report (Mill Allowance Report) from Customer Accounts Department that summarizes by business unit the total discretionary dollars written off during the month (CC-7.0-S).

•

The V.P. of Credit generates a monthly report of accounts with credit items that are over 1 year old that is divided into two groups. The first group represents customers in states that have B2B exemptions and the second group for customers that are in non-B2B states. The reports are sent to the Customer Accounts department. For obligations on customers in states with B2B exemptions, a determination is made as to whether the account has had activity within the last 12 months. If so, the item is removed from trade receivables and transferred to the appropriate general ledger allowance account. If the account has not had activity in the last 12 months or if the customer is located in Texas, Tennessee or Arizona the obligation is transferred into “BB” company for further research to determine if the obligation qualifies for escheatment. For obligations on customers in states that do not have a B2B exemption, the obligations are moved to “Z” company for further research to determine if the obligations are escheatable. In either case, any item less than $25.00 is removed from the customer’s ledger and transferred to the appropriate general ledger allowance account. Neither “BB”” nor “Z” company are part of “trade receivables.

VII.	Reserves for Returns & Allowances, Claims and Accounts In Legal Status

•

Reserves are developed quarterly by the V.P. of Credit and the Director of After Sales Service who jointly prepare a summary of the calculated credit and claim reserve need and it is submitted to the Director of Flooring Accounting, CFO and the Division Controller of Flooring (See CC-8.0). The quarterly results are recorded on shared excel file that only the Director of External Reporting, Assistant Controller, Director of After Sales Service and the V.P. of Credit have access to.

•

The V.P. of Credit records on the spreadsheet the gross dollars that were written off the accounts receivable for customers that were in legal status and deemed to be uncollectible. A running three (3) year quarterly average of bad debt as a percent of net sales is calculated by the V.P. of Credit to confirm accuracy of the calculation. Additionally, the V.P. of Credit provides a special reserve for Note accounts based on the quarter ending

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‘A/R Notes Outstanding’ report, a reserve for material pending preference claims and a reserve for any customers that have a balance in excess of $1 million dollars that he has determined to be very high risk. The sum of these four components comprises the ‘Credit’ portion of the reserve calculation.

•

Quarterly there is a review of the calculation and comparison of the GL to the reserve requirement by the Divisional Controller-Flooring and the CFO- Flooring. The Director of Accounting-Flooring, the VP of Credit, the Director of After Sales Service and the Corporate Controller also review. Executive Management reviews reserves monthly or quarterly to ensure reserves are adequate. Their review includes the following: a) specific on reserve review, b) general reserve factor review, c) review of overall accuracy and reasonableness of reserve required balance, d) and comparison of required reserve balance to the GL. During their review they compare the calculated reserve need to the actual reserve in the general ledger to determine if the reserve is adequate or needs adjustment. Adjustments to the reserve are made as deemed necessary. The Flooring Controller and Director of External Reporting submit any needed adjustments to the Corporate Accounting Manager to make the journal entry adjusting the reserve.

Other reserves and assumptions

The Company also includes the following in its reserve calculation:

Write offs under $75. This category represents customers short paying invoices under $25 and typically relate to freight and pricing claims. Customer Accounts can also write-off up to $75 as a goodwill customer allowance when manually applying a check. The annual expense for these invoice deductions is approximately $2 million. The Company applies a range of 3-6 months (90-180 days) to this category.

Unreported claims greater than one year. The Company uses a range of $4-8 million for the category. The claims in this category relate principally to warranty type claims that extend greater than the twelve-month analysis. (Warranty Claims Process)

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Key Controls Matrix

•				V. ASSERTIONS						VI. COSO
Risk Description	CP #	• Control Description	Control Frequency	• TBT	C	• E	P	V	• R	• CA	CE	IC	M	RA

Bad Debt allowance is miscalculated, written off without proper authorization, is recorded incorrectly or not recorded.	CC-1.0	A synopsis is prepared by the Credit department and approved by either the V.P of Credit or Manager of Financial Services for account balances over $200k for accounts controlled by Credit Managers I and $250k for accounts managed by Credit Managers II.	Monthly	✓	✓	✓		✓		✓		✓	✓

Aging of receivables is not calculated correctly, which will distort reserve figures for returns & allowances, claims, and accounts in legal status, which can impact income calculations.	CC-3.0	The A/R system (AR infinium) automatically ages the receivables. Invoices are properly aged based on invoice date and terms. -Automated Control-	Multiple Times a Day	✓			✓	✓			✓			✓

Bad Debt allowance is miscalculated, written off without proper authorization, is recorded incorrectly or not recorded.	CC-4.0	Customer Accounts manually checks for the proper authority approval signatures on each discretionary write-off that is submitted for write-off entry.	Daily	✓				✓		✓		✓	✓	✓

Bad Debt allowance is miscalculated, written off without proper authorization, is recorded incorrectly or not recorded.	CC-5.0	VP of Credit or Managers of Financial Services approve which accounts are candidates for write-off.	Quarterly	✓	✓	✓	✓	✓

V. ASSERTIONS	I. COSO

E—Existence or Occurrence – Assets, Liabilities and ownership interests exist at a Specific date and recorded transactions represent events that actually occurred during a certain period.	Control Activities: Refers to policies and procedures to ensure that management objectives are achieved and that risk mitigation strategies are carried out.

C—Completeness – All transactions and other events and circumstances that occurred during a specific period and should have been recognized in that period have in fact been recorded.	Control Environment: Establishes the foundation for an internal control system by providing discipline and structure to the organization

R—Rights and Obligations – Assets are the rights and Liabilities are the obligations of the entity at a given date.	Information and Communication: Supports all other control components by communicating controls responsibilities to employees and providing information in a form and time frame that allows people to carry out their duties.

V—Valuation or Allocation – Assets, Liabilities, Revenue and Expense components are recorded at appropriate amounts in conformity with relevant and appropriate accounting principles. Transactions are mathematically correct and appropriately summarized and recorded in the entity’s books and records.	Monitoring: Covers the oversight of internal controls by management or other parties outside the process, or the application of independent methodologies - such as customized procedures or standard checklists by employees within a process.

P—Presentation and Disclosure – Items in the statements are properly described, sorted, and classified. TBT – Control to be tested	Risk Assessment: Involves the identification and analysis by management or relevant risks to achieving predetermined objectives. Forming a basis for determining how those risks should be managed.

Period-end: December 31, 2012
Prepared by: Marcello Distefano	Company: Dal-Tile	Process: Credit & Collection

Revised by: Marcello Distefano	Revised Date: Q3 2012	Sub-Process:

PROCESS ANALYSIS OVERVIEW

Description

American Software International software is used for customer master, invoices, recording payments, aging, GetPaid collection system, etc.

COPS, Custom Order Processing System, is used for entering orders.

Location(s) and Division	Dal-Tile credit and collection personnel are located in Dallas, TX with one credit manager in each of eight business regions.

Financial Statement Category and/or accounts	The general ledger account numbers for Dal-Tile are: Bad debt provision – 62, Reserves for Other Receivables – 024XXX, Allowance for Cash Discounts – 026XXX, Allowance for Bad Debt – 027XXX, Claims Reserve- 028XXX

Operating Software and or Applications used in Process

Hardware Configuration

Spreadsheets Used (include filename and path)

Primary users and functions and #’s)	Dal_Tile domestic and Canadian customers credit functions and collection activities are handled through the Dal_Tile group.

Annual revenue billed	Dollar amount of revenue billed through the system in 2005: $1,681,411,186 $ U.S. & Canada operations

Volume of Invoices	# of invoices billed in 2005: 4,066,842 U.S. & Canada operations

# of accounts	# of accounts billed in 2005: 83,596 U.S. & Canada operations

Process Owner Responsibilities:	As a Process Owner you are responsible to update this document as your process changes due to new laws, system or server upgrades, reorganization, etc. Before your SOX quarterly or annual certification. Once you have completed, please submit to Compliance. They will attach in Oracle GRCM.

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Contact Name, Title	Phone Number	Location	E-mail Address
Barry Hickman, Dal-Tile Director of Credit	214-309-4117		Barry.hickman@daltile.com
David Rivera, Manager of Application Development	214-309-4257		David.rivera@daltile.com
Marcello Distefano, Manager, A/R Reporting and Planning	214-309-4077		Marcello.distefano@daltile.com

INPUTS, ACTIVITIES, OUTPUTS (includes key performance indicators)

Systems Forword: ASI, COPS and Get Paid systems are used by the Credit & Collection group. COPS is the order entry system and interfaces sales to ASI. The credit algorithm resides in ASI. Summary a/r information from ASI is interfaced nightly to COPS. ASI is the accounts receivable system. It contains the details of open obligations on each customer and cash is applied in ASI. It is the source of the aging of a/r. Customer collection activity is based on the customer aging in ASI.

The following activities are documented in this CPD and have associated process flow diagrams

III.	Forward Customer Request

To ensure customer requests are forwarded to the appropriate parties:

•	System control is a $1,000 limit for SSC’s to release customer orders. Beyond that, the SSC must contact credit for instructions.

•

Orders are entered then subject to a credit algorithm (Credit Limits, Past Due Status, Hard Hold, etc.) If order meets the credit parameters, it is considered approved and will process in the system. For unapproved orders, the order taker advises the customer.

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IV. Approve Customer

To approve customers consistent with management guidelines:

•

System control is a $1,000 limit for SSC’s to release customer orders. Programming in COPS allows orders that fail due to credit limits or past due status to be released at the SSC level up to $1,000 per order.

•	Monthly report of all orders released at the SSC with a manual override goes to credit managers.

•	Order approval from the three different Dal-Tile business units all function differently. The units are: Sales Service Centers (SSC); Home Center Stores (HCS); and American Olean (AO).

•

For the SSC business unit, the vast majority of orders are processed at the store with the customer standing at the counter. If the order fails the algorithm for release and the order is for over $1,000, then credit must provide the authority then the order is not processed with credit terms .

•

For SSC orders that are direct ships out of RDC's or Plants that fail the release process the SSC is notified by the customer service area. The SSC manager then contacts credit, who will decide to release or not to release based upon the state of the account, and payment history. There is not a time component for automatic cancels.

•	For HCS, all orders are automatically approved. This business is mostly composed of Home Depot and Lowe’s.

•

For AO which are direct shipments from our RDC's and Plants, orders not approved are updated live to an "Orders on Credit Hold and Release Action" screen within COPS. The RCA's working in the AO business unit review this screen generally on the hour. Orders not approved and not released stay in this que until the order is cancelled or released. There is not a time component for automatic cancels.

•

Credit managers may release any order value they deem appropriate, although they use joint check, project accounts, securitization agreements, and perfection of property rights for the vast majority of large jobs and orders. Credit managers are not restricted by the system. Their bad debt performance is measured and available for review by GM’s, VP’s and other executives.

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V.	Establish Terms/ Approve Credit

To ensure terms and conditions offered are consistent with management guidelines:

•

All requests for new customer terms or terms changes are sent to the customer master group. Terms other than the standard net 30 are approved in writing (e-mail) by credit managers / regional general managers.

•	System security allows only the customer master group to change terms.

•	System security allows only the credit group or security administration access to maintain credit limits.

IV.	Forward Approval to Deliver Goods or Services

To ensure all approved customer requests are acted on in a timely manner:

•	Credit limits and/or terms changes requested from the SSC’s are followed up by SSC personnel.

•	Most credit decisions for the SSC’s are completed while the customer is at the store or on the phone. There are no logs or system follow ups in cases they cannot immediately resolved.

V.	Deliver Goods or Services

To ensure approved requests, and only approved requests, are satisfied:

•

The credit group sets up credit limits (CC-12-DT-S, Rights and Obligations, Manual, Authorization). They require a credit application or credit information for all new open account customers. Additional information may be requested depending on the limit requested or the results of a general credit review.

•

The credit department mails either a credit approval or credit denial letter to each customer with an e-mail notification to the SSC manager or advises the SSC manager of the need for more information or follow-up.

•	HCS accounts credit issues, which are Home Depot and Lowe’s, are reviewed and approved at the senior management level.

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•	AO accounts, which are regional distributors and Standard terms for these are 2% 20 Net 30 unless negotiated by senior management.

VI.	Calculate Bad Debt Expense and Write-offs

•

Information on accounts is pulled from the A/R system, Get Paid, and other casual sources such as attorney communication of bankruptcy. The system ages receivables. (CC-4-DT-A, Valuation, I.T., System Configuration)

•

Credit managers control which accounts are candidates for write-off. This process is limited to credit department personnel only. They or the regional credit analyst initiate the paperwork to identify the account and explain the reasons for write-off. (CC-7-DT-Q, Existence, Manual, Management Review)

•	The Get Paid module automatically generates a past due letter (or e-mail or fax) 10 days after an invoice becomes past due. The program continues to promp action every 10 days until it is paid.

•	SSC personnel have view access to customer account balances and past dues. They also receive weekly an aging for each customer assigned to their store by which they can contact the customer.

•

Access for the transaction code for “Bad Debt” is controlled by the Director of Credit and currently only the Director, Department Financial Controller, and Accounts Receivable Supervisor and whoever else authorized by Director of Credit can process a write-off. The sales organization does not have access to this transaction code.

•	Finance Controller reviews the reserve monthly. (FRC-2.0 -A/R Reserve Review, Valuation, Monitoring) Refer to CPD Financial Reporting Close- Dal Tile

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CONTROLS

The following control categories should be considered when identifying controls throughout the process narrative. Controls throughout the narrative should be highlighted by placing the appropriate initial of control category next to the description and numbered for identification purposes.

Authorization (A)	Management review (M)
Configuration/Account mapping controls (C)	Reconciliation (R)
Exception/Edit report (E)	Segregation of duties (SD)
Interface/Conversion controls (I)	System access (SA)
Key performance indicator (KPI)

Authorization includes:

•	Approval of transactions executed in accordance with management’s general or specific policies and procedures

•	Access to assets and records in accordance with management’s general or specific policies and procedures.

System configuration and account mapping includes “switches” that can be set by turning them on or off to secure data against inappropriate processing, based on the organization’s business rules. If the switch is turned on, the checking can be customized for the particular organization to be very robust or very permissive. The more specific definition of each is as follows:

•	Configurable controls—specific “switches” that can be set by turning them on or off to secure data against inappropriate processing.

•	Account mapping—specific “switches” that can be set related to how a transaction is posted to the general ledger and then to the financial statements.

System configuration and account mapping includes standard (comes with the application or system) and customized (developed or changed by the client) controls that have been designed based on appropriate business criteria, to secure data against inappropriate processing (by enforcing validity, completeness, accuracy) and help ensure data integrity. All configurable controls/account mapping should be documented and tested properly before implementation and be subject to appropriate change control procedures (which include authorization, segregation of duties and testing). In addition, the system access, authorization and segregation of duties controls (see the separate control categories) must be appropriately designed and implemented to support the controls provided by configuration and account mapping.

Typical examples of configurable controls are: Posting Limits, Release Strategies, Tolerance Limits, Validations and Edit checks, Screen Layout (some fields and values are required, others are suppressed, some are pre-populated with default values, and some are “display only” values), Authorization Groups (as noted above), Transaction Variants (a way to modify a standard transaction such as Post GL entry, so it does something different, User Parameter ID’s (which populate a user’s field automatically), and Security Settings (which need to be aligned with the configuration) and Configuration options (ability to “lock” the system).

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For purposes of the audit, when carrying out test of design and test of operating effectiveness on a configurable control, the specific configurable control(s) or account mapping(s) that manage a specific risk should be identified and the focus of test work (versus performing test work on the all of the configurable controls within a system).

Configurable controls and account mapping are usually set up and performed en masse when a new system is implemented, such as an ERP system (SAP, PeopleSoft, Oracle Applications), a reporting package such as Hyperion, or during a “data warehouse” implementation. Account mapping, re-mapping, or updates to configurable controls may also be performed any time a client has undergone a corporate reorganization.

If IRM was involved in performing post-implementation test work on the system that encompassed the specific control for which we are concerned, then annual test work on the initial set-up and design is not necessary. Annual test work should focus on the change control and maintenance aspect of a specific control to the extent that the control is chosen for test work.

Some risks or concerns to address when testing a configurable control or account mapping are as follows:

•

Account mapping may be changeable in a “live” production environment by users. Mis-mapped accounts may not appear on the financial statements, or they may appear in an inappropriate manner such as in a suspense account or in an “opposite” category such as revenue to liability. Configurable controls can be circumvented by an end user if the control is not appropriately set up to meet the organisation's need and user access appropriate. For example, using the warning message “can continue” may not be as appropriate to meet the organisation’s needs as “cannot continue—transaction is “held/blocked.”

•

Configurable controls can override security control features. For example, not assigning “authorisation groups” to certain accounts, tables or programs can result in ineffective security. On the other hand, a configurable control can be set up but may not be effective unless the system access supports the control as configured (for example: a user with superuser access can just change the configured control setting).

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Exception Edit Report

Controls that fall into the exception/edit report category relate to when a report is generated by an entity to monitor something and followed-up on through to resolution. In most instances, the reports are focused on exceptions/edits as defined below, however in some instances it may just be a report. For example, if an aging report is generated by the system and followed up, the content does not necessarily represent edits or exceptions, but the control would fall into this category for TOD and TOE considerations.

•	Exception—a violation of a set standard (e.g. customer sales exceed credit limit; 3 way match does not reconcile)

•	Edit—a change to a master file (e.g. addition of a new employee; changes in wage rates)

Data interfaces—Data interfaces transfer specifically defined portions of information (data) between two computer systems, using either manual or automated means or a hybrid of both, and should ensure accuracy, completeness and integrity of the data being transferred. The job of a data interface is to transfer the data securely, once and only once, completely, accurately, with integrity, and to highlight any exceptions. Interfaces can be two-way (back and forth between two systems) or one-way (from one system to another), and can link new systems to old/Legacy systems or old/Legacy systems to new systems. If the interfaced data originates in an old/Legacy system, it is important to consider the extent of testing to be done on data quality/integrity controls from the “old” system since Garbage In = Garbage Out.

Data conversion—Data conversion is the process of migrating data from a Legacy system (which may have old, duplicate, inaccurate, incomplete data, which reside in several places within the system) to a new system. To perform this process, the data needs to be cleansed, reviewed and synchronized prior to conversion (a critical step), then mapped (which may include parsing or other manipulation), reformatted, translated, consolidated and loaded into the new system (which may include a time lag or delay during which new data is created). Once the data has been converted and loaded into the new system, it must be maintained to ensure its completeness, existence, accuracy and integrity.

Interfaces require a detailed understanding of the technical and business issues related to the interfaces. For example, business issues include: the business need for the interface, when is the system able to perform the interface, how often is the interface run, how much data or how many transactions are processed, impact of interface procedures on normal business operations, and synchronization of legacy and new systems. Technical issues include: method used to interface (import/export features of the old and/or new package, custom programs that were developed, intermediate system/utility (holding place), manual entry of the interfaced data), technical approach (batch, real time, parallel) and content of what exactly is interfaced (master file updates, detail/summary transactions, balances).

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Interface/conversion data itself must be prepared properly and appropriately. In addition, the interface/conversion must be properly and appropriately: designed (i.e., data mapping techniques detailing how data from one system is to be reflected in the other), tested, performed (manual or automated), owned, maintained, re-sent if needed, auditable (audit trail) and traceable (distinguishable from normal transactions). Any changes are authorised, tested and documented. The attributes of interfaces/conversion include: data integrity (data is not changed or manipulated) and security (no one can access it). Interfaces/conversion include controls in these areas: data management (date/time stamps, file names), processing (no missing, duplicate or redundant data and to ensure completeness and accuracy), validation/reconciliation (on-line edits, batch totals), as well as over the detection and correction of exceptions and errors.

Key performance indicators (“KPIs”) are the financial and non-financial quantitative measurements that are:

•	collected by the entity, either continuously or periodically; and

•	used by management to evaluate the extent of progress toward meeting the entity's defined objectives.

We select only those KPIs that are both relevant to the financial statement assertions we are auditing and possess the following qualities:

•	they are strong and valid;

•	they are expected to produce reliable results; and

•	they are at an appropriate level of precision to detect significant misstatement (as defined by the auditor).

Management review is the activity of a person different than the preparer analyzing and performing oversight of activities performed. In many instances, it will be a manager reviewing the work of a subordinate. However, it is not limited to this. It may include co-workers reviewing each other’s work. Examples including internal audit activities, etc.

A reconciliation is a control designed to check whether two items/computer systems, etc. are consistent.

The separation of duties and responsibilities of authorizing transactions, recording transactions and maintaining custody to prevent individuals from being in a position to both perpetrate and conceal an error or irregularity.

System Access

The ability that individual users or groups of users have within a computer information system processing environment, as determined and defined by access rights configured in the system. The access rights in the system agree to the access in practice.

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Key Controls Matrix

				ASSERTIONS						COSO
Risk Description	CP #	Control Description	Test Frequency	TBT	C	E	P	V	R	CA	CE	IC	M	RA
Credit Limits are not authorized.	CC-12- DT-S CP-11	Credit Group sets up credit limits.	Semi- Annual	✓				✓					✓

Receivables are not aged accurately.	CC-4- DT-A CP-14	The ASI system ages receivables.	Annual	✓				✓				✓

Write-off without proper approval.	CC-7- DT-Q CP-15	Credit managers or regional credit analysis identify write-off accounts and explain the reasons for write-off.	Semi- Annual	✓		✓							✓

ASSERTIONS	COSO
E—Existence or Occurrence – Assets, Liabilities and ownership interests exist at a Specific date and recorded transactions represent events that actually occurred during a certain period.	Control Activities: Refers to policies and procedures to ensure that management objectives are achieved and that risk mitigation strategies are carried out.

C—Completeness – All transactions and other events and circumstances that occurred during a specific period and should have been recognized in that period have in fact been recorded.	Control Environment: Establishes the foundation for an internal control system by providing discipline and structure to the organization

R—Rights and Obligations – Assets are the rights and Liabilities are the obligations of the entity at a given date.	Information and Communication: Supports all other control components by communicating controls responsibilities to employees and providing information in a form and time frame that allows people to carry out their duties.

V—Valuation or Allocation – Assets, Liabilities, Revenue and Expense components are recorded at appropriate amounts in conformity with relevant and appropriate accounting principles. Transactions are mathematically correct and appropriately summarized and recorded in the entity’s books and records.	Monitoring: Covers the oversight of internal controls by management or other parties outside the process, or the application of independent methodologies - such as customized procedures or standard checklists by employees within a process.

P—Presentation and Disclosure – Items in the statements are properly described, sorted, and classified.	Risk Assessment: Involves the identification and analysis by management or relevant risks to achieving predetermined objectives. Forming a basis for determining how those risks should be managed.

TBT – Control To Be Tested

2

EXHIBIT VIII

FORM OF MONTHLY REPORT

MONTHLY REPORT

Borrower:	Mohawk Factoring, LLC	Administrative Agent:	SunTrust Bank
Servicer:	Mohawk Servicing, LLC

Pursuant to Section 8.5 of the Credit and Security Agreement, dated as of December 19, 2012, as amended from time to time, among: Mohawk Factoring, LLC, Mohawk Servicing LLC, and SunTrust Bank, the Servicer is required to prepare certain information each Calculation Period regarding the Receivables. The undersigned, a duly authorized representative of the Servicer, does hereby certify that the information provided is true and as of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Credit and Security Agreement.

ACCOUNTS RECEIVABLE ACTIVITY		(in $)	RESERVE CALCULATION
Beginning Outstanding Balance of all Receivables:			Default Ratio
+ Net Credit Sales:			LTM Max. 3-Mo. Avg. Default Ratio
- Collections:			Loss Horizon Ratio
- Total Dilution:			Loss Reserve
- Discounts
- Write-offs:			Dilution Ratio
+ Recoveries			LTM Avg. Dilution Ratio
+ Manual Adjustments:			LTM Max. 2-Mo Avg. Dilution Ratio
Ending Outstanding Balance of all Receivables:			Dilution Horizon Ratio
Dilution Reserve

ACCOUNTS RECEIVABLE AGING
	Total		Days Sales Outstanding Ratio
	(in $)	(% of Total)	LTM Max Days Sales Outstanding Ratio
Current			Prime Rate
1-30 days past billing			Servicing Rate
31-60 days past billing			Interest Reserve
61-90 days past billing			Servicing Reserve
91-120 days past billing			Dynamic Calculation
120+ days past billing			Required Reserve Factor Floor
61-90 credit balances			Required Reserve %
91-120 credit balances			Required Reserve (RR)
120+ credit balances

Total			LOAN INFORMATION
	Diff:	-	Aggregate Loan Amount (ALA) as of:
NET POOL BALANCE		(in $)	Facility Limit:
Outstanding Receivables Balance			Borrowing Base:
- A/R 61+ DPD			Addtl Amt Avail. / (Required Paydown) as of:
- Affiliate / Intercompany			Borrowing Base in Compliance as of:
- Cross Age
- Bill & Hold			Borrowings after
- Consignment			Paydowns after
- Direct to Consumers			Paydown Date (if applicable)
- Total Legal and Bankrupt < 60DPD			ALA following Borrowing / Paydown as of: Reporting Date
- Notes Receivable			Addtl Amt Avail. / (Required Paydown) as of: Reporting Date
- Terms Greater Than 121 Days			Borrowing Base in Compliance as of: Reporting Date
- Foreign (Not denominated in USD or CAD
- COD				Allocations	%	Loans
- Finance charges						-
- Outstanding Warranty Claim Accrual (Balance Sheet)						-
- Contra Relationships						-
- Customer Deductions < 60DPD				Total		-
- Extended, Modified or Restructured
- FOB Destination Adjustment / Invoice Before Shipped Reserve
			AMORTIZATION EVENTS		Actual	In Compliance

Eligible Receivables			NPB - (ALA + RR) <

- Contractual Dilution Reserve			3M Avg. Default Rate >

- Canadian Reserve Amount			3M Avg. Delinquency Rate >

- Excess Obligor Concentrations			3M Avg. Dilution Rate >

- Excess Canadian Receivables			3M Avg. DSO >

- Excess Foreign Receivables

- Excess Payment Terms			REPORTING TRIGGER		Moody’s	S&P

- Excess Gov’t Receivables			Mohawk Corporate Ratings

Net Pool Balance (NPB)			Weekly: Below Ba2 or BB (M/S&P)?

2

EXCESS CONCENTRATIONS

Top Obligors	Rating	Rating	%	Dollar	Balance	Concentration

				Total Excess Concentrations		—

Company

Name:
Title:
Date:

3

EXHIBIT IX

FORM OF PERFORMANCE UNDERTAKING

THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of December 19, 2012, is executed by Mohawk Industries, Inc., a Delaware corporation (the “Performance Guarantor”) in favor of Mohawk Factoring, LLC, a Delaware limited liability company (together with its successors and assigns, “Recipient”).

R E C I T A L S:

1. Mohawk Carpet Distribution, Inc., a Delaware corporation and Dal-Tile Distribution, Inc., a Delaware corporation (collectively, together with any other “Originator” under the Sale Agreement referred to below, as the “Originators”), and Recipient have entered into a Receivables Purchase and Sale Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which Originators, subject to the terms and conditions contained therein, are selling and/or contributing their respective right, title and interest in their accounts receivable to Recipient.

2. Recipient, as Borrower, Mohawk Servicing, LLC, a Georgia limited liability company (“Mohawk Servicing”), as Servicer, SunTrust Bank, as Non-Conduit Lender, Victory Receivables Corporation (“Victory”), as a Conduit, and Working Capital Management Co., LP (“WCM”), the other Conduits, Lenders and Liquidity Banks from time to time party thereto, SunTrust Bank, as agent for itself as a Non-Conduit Lender and as administrative agent for the Lenders (together with its successors and assigns, the “Administrative Agent”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, a Japanese banking corporation acting through its New York branch (“BTMUNY”), as Agent (the “Victory Agent”) for Victory and its liquidity banks, and Mizuho Corporate Bank, Ltd., as Agent (the “WCM Agent”) for WCM and its liquidity banks (the Victory Agent and the WCM Agent collectively referred to herein as the “Co-Agents”, and the Co-Agents together with the Administrative Agent collectively referred to herein as the “Agents”), have entered into a Credit and Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit and Security Agreement”), pursuant to which the Lenders, subject to the terms and conditions contained therein, may make loans to Recipient.

3. Recipient has requested that Mohawk Servicing act as servicer for the accounts receivable described above.

4. Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the capital stock of each of the Originators, Mohawk Servicing, Mohawk Resources and Recipient, and each of the Originators, and accordingly, Performance Guarantor, is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged), the loans made to Recipient pursuant to the Credit and Security Agreement and the Demand Advances made to Mohawk Resources by the Recipient (which benefits are hereby acknowledged).

5. As an inducement for Agents and the Lenders to make loans to Recipient pursuant to the Credit and Security Agreement and for Agents and Lenders to appoint Mohawk Servicing as Servicer pursuant to the Credit and Security Agreement, Performance Guarantor has agreed to guaranty (a) the due and punctual performance by the Originators under the Sale Agreement, (b) the due and punctual performance by Mohawk Servicing of its servicing duties under the Credit and Security Agreement and (c) the due and punctual payment of any Demand Advance by Mohawk Resources and any other obligations of Mohawk Resources under the Demand Note.

6. Performance Guarantor wishes to guaranty the due and punctual performance of the above-described obligations, as provided herein.

AGREEMENT

NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Credit and Security Agreement. In addition:

“Agreements” means the Sale Agreement and the Credit and Security Agreement.

“Guaranteed Obligations” means, collectively, (a) the Originator Guaranteed Obligations, (b) the Resources Guaranteed Obligations and (c) the Servicer Guaranteed Obligations.

“Originator Guaranteed Obligations” means, collectively, all covenants, agreements terms, conditions and indemnities to be performed and observed by the Originators solely in their capacity as “Originators” under the Sale Agreement, including, without limitation, in each of the foregoing cases, the due and punctual payment of all sums which are or may become due and owing by any such Originator in its capacity as a seller under the Sale Agreement, whether for fees, expenses (including actual and reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason.

“Resources Guaranteed Obligations” means, collectively, all obligations of Mohawk Resources under the Demand Note including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Mohawk Resources under a Demand Advance, whether for interest, principal, fees, expenses, indemnified amounts or otherwise, whether upon any termination or for any other reason.

“Servicer Guaranteed Obligations” means, collectively, all obligations of Mohawk Servicing as Servicer under the Credit and Security Agreement and the Servicing Agreement including, without limitation, in each of the foregoing cases, the due and punctual payment of all sums which are or may become due and owing by Mohawk Servicing, whether upon any termination or for any other reason including, without limitation, those which arise pursuant to Sections 8.2, 8.3, 8.5 or 14.4(a) of the Credit and Security Agreement as a result of its termination as Servicer.

SECTION 2. GUARANTY OF PERFORMANCE OF GUARANTEED OBLIGATIONS.

Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance of the Guaranteed Obligations until such time as the Performance Guarantor’s obligations are terminated in accordance with Section 8 hereof. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Mohawk Servicing, any Originator or Mohawk Resources to Recipient, the Agents or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agents or any Lender in favor of Mohawk Servicing, any Originator, Mohawk Resources or any other Person or other means of obtaining payment. Should Mohawk Servicing, any Originator or Mohawk Resources default in the performance of any of its respective Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the applicable Guaranteed Obligations and cause any payment Guaranteed Obligation to become forthwith due and payable to Recipient, without demand or notice of any nature (other than as expressly provided herein or in any other Transaction Document), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure results from Receivables being uncollectible on account of an Event of Bankruptcy with respect to, or lack of creditworthiness of, the related Obligor; provided that nothing herein shall relieve any of the Originators, Mohawk Servicing or Mohawk Resources from performing in full its Guaranteed Obligations under the Agreements or the Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

SECTION 3. PERFORMANCE GUARANTOR’S FURTHER AGREEMENTS TO PAY.

Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) actually incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

SECTION 4. WAIVERS BY PERFORMANCE GUARANTOR.

Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by Mohawk Servicing, any Originator or Mohawk Resources or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from Mohawk Servicing, each Originator and Mohawk Resources, on a continuing basis, information concerning the financial condition of Mohawk Servicing, each Originator and Mohawk Resources, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with Mohawk Servicing, each Originator, Mohawk Resources and with each other party who now is or becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end, Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, other than release of the Performance Guarantor; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Mohawk Servicing, any Originator or Mohawk Resources in connection herewith or any unrelated transaction; (g) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (h) any failure on the part of Mohawk Servicing, any Originator or Mohawk Resources to perform or comply with any term of the Guaranteed Obligations whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (h) of this Section 4.

SECTION 5. UNENFORCEABILITY OF GUARANTEED OBLIGATIONS.

This Undertaking shall be binding on Performance Guarantor notwithstanding (a) any change of ownership of, or an Event of Bankruptcy with respect to, or any other change in the legal status of Mohawk Servicing, any Originator or Mohawk Resources; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the

Guaranteed Obligations; (c) the failure of Mohawk Servicing, any Originator, Mohawk Resources or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from Mohawk Servicing, any Originator or Mohawk Resources for any other reason other than final payment in full of the payment Guaranteed Obligations in accordance with their terms. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon an Event of Bankruptcy of Mohawk Servicing, any Originator or Mohawk Resources or for any other reason with respect to Mohawk Servicing, any Originator or Mohawk Resources, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Performance Guarantor hereby represents and warrants to Recipient that:

(a) Existence and Standing. Performance Guarantor (a) is duly organized, validly existing and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Undertaking, and (c) is duly qualified and is licensed and, as applicable, in good standing or the equivalent thereof (to the extent applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Execution and Delivery; Binding Effect. The execution, delivery and performance by Performance Guarantor of this Undertaking, have been duly authorized by all necessary corporate action, and do not and will not (a) contravene the terms of any of Performance Guarantor’s organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Adverse Claim under (i) any material provision of any security issued by Performance Guarantor or of any agreement, instrument or other written undertaking to which Performance Guarantor is a party or by which it or any of its property is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Performance Guarantor or its property is subject; or (c) violate any Law. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with its terms; provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar Laws affecting the enforcement of creditors' rights generally.

(c) Financial Statements. The audited consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2010 and December 31, 2011 heretofore delivered to Recipient (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Performance Guarantor and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. Since December 31, 2011, there has been no event or circumstance (including, without limitation, any casualty event), either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 7. SUBROGATION; SUBORDINATION.

Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise (i) any right of subrogation (whether contractual, under §509 of the Bankruptcy Code, at law or in equity or otherwise) to any of the rights or claims of Recipient, any Agent, or any Lender against Mohawk Servicing, any Originator or Mohawk Resources and (ii) any contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against any of the Originators, Mohawk Servicing or Mohawk Resources that arise from the existence or performance of the Performance Guarantor’s obligations hereunder, and (b) will not claim any setoff, recoupment or counterclaim against Mohawk Servicing, any Originator or Mohawk Resources in respect of any liability of Performance Guarantor to Mohawk Servicing, any Originator or Mohawk Resources. The payment of any amounts due with respect to any indebtedness of Mohawk Servicing, any Originator or Mohawk Resources now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Mohawk Servicing, any Originator or Mohawk Resources to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

SECTION 8. TERMINATION OF PERFORMANCE UNDERTAKING.

Subject to Section 9, Performance Guarantor’s obligations hereunder with respect to the Servicer Guaranteed Obligations shall continue in full force and effect until the earlier of (i) the date on which the Servicing Agreement is terminated in accordance with its terms, (ii) the date on which Mohawk Servicing is no longer the Servicer under the Servicing Agreement and the Credit and Security Agreement, except as to the Servicing Guaranteed Obligations incurred prior to such time which remain unsatisfied and (iii) the date on which all Servicer Guaranteed Obligations have been satisfied in full; provided, however, in any case, the Performance Guarantor’s obligations hereunder with respect to any Servicer Guaranteed Obligations incurred prior to any such date or which expressly survive the termination of the Servicing Agreement or the Credit and Security Agreement shall remain in full force and effect thereafter. Subject to Section 9, Performance Guarantor’s obligations hereunder with respect to the Originator Guaranteed Obligations shall continue in full force and effect until all Originator Guaranteed Obligations have been satisfied in full, provided, however, that the Performance Guarantor’s obligations hereunder with respect to any Originator Guaranteed Obligations which expressly survive the termination of the Sale Agreement shall remain in full force and effect thereafter. Subject to Section 9, Performance Guarantor’s obligations hereunder with respect to the Resources Guaranteed Obligations shall continue in full force and effect until all Resources Guaranteed Obligations have been satisfied in full, provided, however, that the Performance Guarantor’s obligations hereunder with respect to any Resources Guaranteed Obligations which expressly survive the termination of the Credit and Security Agreement or the Demand Note shall remain in full force and effect thereafter. No invalidity, irregularity or unenforceability by reason of any Debtor Relief Law, or any Law of any Governmental Authority purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

SECTION 9. EFFECT OF BANKRUPTCY.

Subject to Sections 2 and 8 hereof, this Performance Undertaking shall survive an Event of Bankruptcy of Mohawk Servicing, any Originator or Mohawk Resources and the commencement of any case or proceeding by or against Mohawk Servicing, any Originator or Mohawk Resources under any Debtor Relief Law. No automatic stay under any Debtor Relief Law with respect to Mohawk Servicing, any Originator or Mohawk Resources is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

This Undertaking shall continue to be effective or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Recipient (or its assigns) upon an Event of Bankruptcy of Mohawk Servicing, any Originator, Mohawk Resources or the Performance Guarantor, or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Mohawk Servicing, any Originator, Mohawk Resources or the Performance Guarantor or any substantial part of any such Person’s respective property, all as though such payment had not been made, notwithstanding any termination of this Undertaking, the Credit and Security Agreement, the Servicing Agreement the Sale Agreement, the Demand Note or any other documents relating thereto.

SECTION 10. TAXES.

All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

SECTION 11. FURTHER ASSURANCES.

Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient (or its assigns) may reasonably request.

SECTION 12. SUCCESSORS AND ASSIGNS; PLEDGE TO ADMINISTRATIVE AGENT.

This Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and permitted assigns (including, for the avoidance of any doubt, the Administrative Agent). Neither party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each of Recipient and each Agent; provided, however, that Performance Guarantor hereby acknowledges and consents to Recipient’s grant of a security interest in this Undertaking to Administrative Agent for the benefit of the Secured Parties as part of the Collateral for the Secured Obligations to Secured Parties under the Credit and Security Agreement, and that the Administrative Agent, its successors and permitted assigns, is vested with all rights granted to the Recipient herein. The Performance Guarantor hereby agrees that from the date hereof until the later to occur of payment and performance in full of the Guaranteed Obligations to the Secured Parties and the Final Payout Date, the Administrative Agent shall have the non-exclusive right to enforce this Undertaking against the Performance Guarantor in the Recipient’s name, place and stead.

SECTION 13. AMENDMENTS AND WAIVERS.

No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 14. NOTICES.

All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Any notice by any party to the other must include a copy to the Administrative Agent at the address specified in the Credit and Security Agreement. Each such notice or other communication shall be effective (1) if given by facsimile or electronic mail, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (4) if given by any other means, when received at the address specified in this Section 14.

SECTION 15. GOVERNING LAW.

This undertaking shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York without regard to any conflict of laws principles thereof that would call for the application of the laws of any other jurisdiction.

SECTION 16. CONSENT TO JURISDICTION.

Each of performance guarantor and recipient hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal courts for the Southern District of New York in any action or proceeding arising out of or relating to this undertaking, the agreements or any other document executed in connection therewith or delivered thereunder and each of the performance guarantor and recipient hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

SECTION 17. WAIVER OF JURY TRAIL.

EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

SECTION 18. BANKRUPTCY PETITION.

Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

SECTION 19. MISCELLANEOUS.

This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any Debtor Relief Law, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

MOHAWK INDUSTRIES, INC.

By
Name:
Title:

Address for Notices:

Mohawk Industries, Inc. 160 South Industrial Boulevard Calhoun, Georgia 30301 Attn: James T. Lucke, General Counsel Phone: (706) 624-2660 Fax: (706) 624-2483

Acknowledged and Agreed:

MOHAWK FACTORING, LLC

By
Name:
Title:

Address for Notices:

Mohawk Factoring, LLC

300 Delaware Avenue, Suite 1273-D

Wilmington, Delaware, 19801

Attn: John J. Koach, Secretary and Assistant Treasurer

Phone: (302) 576-2843

Fax: (302) 658-4269

With a copy to:

Attn: James T. Lucke, General Counsel

Phone: (706) 624-2660

Fax: (706) 624-2483

EXHIBIT X

FORM OF REDUCTION NOTICE

dated                      , 201

SunTrust Bank

3333 Peachtree Road NE - 10th Floor East

Atlanta, Georgia 30326

Attention: Asset Securitization Funding Desk

Ladies and Gentlemen:

Reference is made to the Credit and Security Agreement dated as of December 19, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Mohawk Factoring, LLC (the “Borrower”), Mohawk Servicing, LLC, as initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to Section 1.3, Borrower is hereby delivering this Reduction Notice. The Proposed Reduction Date is                      , 201   1 and (ii) the Aggregate Reduction is $            .2

IN WITNESS WHEREOF, Borrower has caused this Borrowing Request to be executed and delivered as of this             day of                      , 201  .

MOHAWK FACTORING, LLC, as Borrower

By
Name:
Title:

[1]	Notice of Reduction is to be delivered 2 Business Days prior to Proposed Reduction Date
[2]	Reduction Amount to be at least $1,000,000 and in increments of $100,000 thereafter

EXHIBIT XI

FORM OF AGGREGATE COMMITMENT INCREASE REQUEST

                     , 201

To:	SUNTRUST BANK, as Administrative Agent for the Lenders and Co-Agents party to the Credit and Security Agreement dated as of December 19, 2012 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Mohawk Factoring, LLC (the “Borrower”), Mohawk Servicing, LLC, as initial Servicer, the Lenders thereunder, the Co-Agents thereunder and SunTrust Bank, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

Ladies and Gentlemen:

The undersigned, Mohawk Factoring, LLC (the “Borrower”) hereby refers to the Credit Agreement and requests that the Administrative Agent consent to an increase in the Aggregate Commitment (the “Aggregate Commitment Increase”), in accordance with Section 1.7 of the Credit Agreement, to be effected by [an increase in the Commitment of [name of existing Non-Conduit Lender/Liquidity Bank] [the addition of [name of new Non-Conduit Lender/Group and Co-Agent] (the “New Lender”) as a Lender/Group/Co-Agent under the terms of the Credit Agreement].

After giving effect to such Aggregate Commitment Increase, the Commitment of the [Non-Conduit Lender/Group] [New Lender] shall be $            .

[Include paragraphs 1-4 for a New Lender]

1.	The New Lender hereby confirms that it has received a copy of the Transaction Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Advances and other extensions of credit thereunder. The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent, any other Co-Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that none of the Administrative Agent, any other Co-Agent or any other Lender has made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Transaction Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Transaction Document or the value of any security therefor.

2.	Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3.	The New Lender shall deliver to the Administrative Agent such information and shall complete such forms as are reasonably requested of the New Lender by the Administrative Agent.

4.	[The New Lender has delivered, if appropriate, to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith) the tax forms referred to in Section 10.3(d) of the Credit Agreement.]?

THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Aggregate Commitment Increase shall be effective when the executed consent of the Administrative Agent is received or otherwise in accordance with Section 1.7 of the Loan Agreement, but not in any case prior to             , 201    . It shall be a condition to the effectiveness of the Aggregate Commitment Increase that all expenses referred to in Section 1.7 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that no Unmatured Amortization Event or Amortization Event has occurred and is continuing and that the Aggregate Commitment Increase is permitted pursuant to the terms of the Parent Credit Agreement.

Please indicate the Administrative Agent’s consent to such Aggregate Commitment Increase by signing the enclosed copy of this letter in the space provided below.

[SIGNATURE PAGE FOLLOWS]

*	Insert bracketed paragraph if New Lender is organized under the law of a jurisdiction other than the United States of America or a state thereof.

Very truly yours,

MOHAWK FACTORING, LLC

By
Name:
Title:

[NEW OR EXISTING LENDER INCREASING COMMITMENTS]

By
Name
Title

The undersigned hereby consents on this day of , 201 to the above-requested Aggregate Commitment Increase.
SUNTRUST BANK, as Administrative Agent

By
Name
Title

EXHIBIT XII

FORM OF WEEKLY REPORT

WEEKLY REPORT

Borrower:	Mohawk Factoring, LLC	Administrative Agent:	SunTrust Bank
Sevicer:	Mohawk Servicing, LLC

Pursuant to Section 8.5 of the Credit and Security Agreement, dated as of December 19, 2012, as amended from time to time, among: Mohawk Factoring, LLC, Mohawk Servicing LLC, and SunTrust Bank, the Servicer is required to prepare certain information each Calculation Period regarding the Receivables. The undersigned, a duly authorized representative of the Servicer, does hereby certify that the information provided is true and as of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Credit and Security Agreement.

ACCOUNTS RECEIVABLE AGING			RESERVE CALCULATION
	Total		Dynamic Calculation (prior month end)
	(in $)	(% of Total)	Required Reserve Factor Floor (prior month end)
Current			Reserve Percentage
1-30 days past billing			Required Reserve (RR)
31-60 days past billing
61-90 days past billing
91-120 days past billing			NET POOL BALANCE		(in $)
120+ days past billing			Outstanding Receivables Balance
61-90 credit balances			-	A/R 61+ DPD
91-120 credit balances			-	Other Ineligible Receivables (% of prior month end)
120+ credit balances			Eligible Receivables
Total			-	Contractual Dilution Reserve
			-	Canadian Reserve Amount (% of prior month end)
			-	Excess Obligor Concentrations (% of prior month end)
			-	Excess Canadian Receivables (% of prior month end)
			-	Excess Foreign Receivables (% of prior month end)
			-	Excess Payment Terms (% of prior month end)
			-	Excess Gov't Receivables (% of prior month end)
Net Pool Balance (NPB)
			LOAN INFORMATION		(in $)
Aggregate Loan Amount (ALA) as of:
Facility Limit:
Borrowing Base:
Addtl Amt Avail. / (Required Paydown) as of:
Borrowing Base in Compliance as of:

	Borrowings after		-
	Paydowns after		-
	Paydown Date (if applicable)		-
	ALA following Borrowing / Paydown as of: Weekly Reporting Date		-
	Addtl Amt Avail. / (Required Paydown) as of: Weekly Reporting Date		-
Borrowing Base in Compliance as of: Weekly Reporting Date

	Allocations	%	Loans

-
-
-
	Total		-
Company

Name:
Title:
Date:

Schedule A

Commitments

SunTrust Bank: $110,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch: $100,000,000

Mizuho Corporate Bank, Ltd.: $90,000,000